AGREEMENT AND PLAN OF MERGER


                  AGREEMENT AND PLAN OF MERGER, dated as of February 16, 1999, by and among Columbus McKinnon Corporation, a New York corporation ("Parent"), GL Delaware, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), G.L. International Inc., a Delaware corporation (the "Company") and Larco Industrial Services, Ltd. an Ontario corporation ("Larco"), the holders of all outstanding capital stock of the Company (the "GL Shareholders"), and the holders of Non-Voting Exchangeable Shares (the "Larco Shareholders") of Larco all of the voting stock of which is owned by the Company. The GL
Shareholders and the Larco Shareholders are sometimes referred to herein individually as a "Shareholder" and collectively as the "Shareholders".

                  WHEREAS, the Boards of Directors of Parent and Sub and the Board of Directors of the Company and Larco and the Shareholders deem it advisable and in their best interests to approve and consummate the business combination transaction provided for in this agreement ("Agreement") in which Sub would merge with and into the Company and the Company would become a wholly-owned subsidiary of Parent (the "Merger");

                  WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Parent's and Sub's willingness to enter into this Agreement, the Shareholders are executing an agreement dated as of the date hereof regarding voting in favor of this Agreement ("Voting Agreement");

                  WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a pooling of interests under United States generally accepted accounting principles ("GAAP");

                  WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"); and

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Related Agreements (as hereinafter defined) the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

                  SECTION 1.01 The Merger; Effective Time of the Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time (as hereinafter defined). Subject to the

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provisions of this  Agreement,  a  certificate  of merger (the  "Certificate  of
Merger") shall be duly prepared and properly executed and thereafter duly filed with the Secretary of State of the State of Delaware, as provided in the DGCL, as soon as practicable on or after the Closing Date (as hereinafter defined). The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such time thereafter as is provided in the Certificate of Merger (the "Effective Time").

                  SECTION 1.02 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by Parent which shall be no later than the second business day after the earlier of (i) early termination under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") or (ii) expiration of the HSR Act waiting period, provided that the other closing conditions set forth in Article X have been met or waived as provided in Article X at or prior to the Closing (the "Closing Date"), at the offices of Phillips, Lytle, Hitchcock, Blaine & Huber LLP, 3400 Marine Midland Center, Buffalo, New York 14203 unless another date or place is agreed to in writing by Parent and the Company.

                  SECTION 1.03 Effects of the Merger. At the Effective Time (i) the separate existence of the Sub shall cease and the Sub shall be merged with and into the Company (Sub and the Company are sometimes referred to herein as the "Constituent Corporations" and the Company is sometimes referred to herein as the "Surviving Corporation") and the Surviving Corporation shall be a wholly-owned subsidiary of Parent, (ii) the Certificate of Incorporation of the Company shall be the Certificate of Incorporation of the Surviving Corporation,
(iii) the By-laws of the Company as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation, and (iv) the Merger shall have all the effects provided by applicable law, including Section 259 of the DGCL.

                  SECTION 1.04 Directors and Officers of the Surviving Corporation. From and after the Effective Time (i) Robert L. Montgomery, Jr., Lois H. Demler and Timothy T. Tevens shall be the directors of the Surviving Corporation and (ii) the present officers of Sub shall be the officers of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation, as amended, and By-laws, as amended.


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                                   ARTICLE II

                            CONVERSION OF SECURITIES

                  SECTION 2.01 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of the Constituent Corporations or Parent:

                  (a) Capital Stock of Sub. Each share of the common stock of Sub, par value $1.00 per share ("Sub Common Stock"), which is issued and outstanding immediately prior to the Effective Time, shall be converted into and shall become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

                  (b) Cancellation of Treasury Stock. All shares of common stock of the Company, par value $.01 per share, (the "Company Common Stock") that are owned by the Company as treasury shares shall be canceled and retired and shall cease to exist and no stock of Parent or other consideration shall be delivered in exchange therefor.

                  (c) Shares of Dissenting Holders. Notwithstanding any of the provisions of this Agreement, any issued and outstanding shares of the Company Common Stock held by a person who shall not have voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal of such shares in accordance with Section 262 of the DGCL and who objects to the Merger and complies with all provisions of the DGCL concerning the right of such person to dissent from the Merger and demand appraisal of such shares ("Dissenting Holder") shall not be converted into the right to receive the Merger Consideration (as hereinafter defined), but shall from and after the Effective Time represent only the right to receive such consideration as may be determined to be due to such Dissenting Holder pursuant to the DGCL; PROVIDED, HOWEVER, that shares of the Company Common Stock outstanding immediately prior to the Effective Time and held by a Dissenting Holder who shall, after the Effective Time, effectively withdraw the demand for appraisal or lose the right of appraisal of such shares, in either case pursuant to the DGCL shall be deemed to be converted, as of the Effective Time, into the right to receive the Merger Consideration specified in Section 2.01(d), without interest. Nothing in this
Section 2.01(c) shall relieve any Shareholder of such Shareholder's obligation under a voting agreement which shall be entered into by the Shareholders in the form and on substantially the same terms as Schedule 2.01(c) hereto (the "Voting Agreement").


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                  (d) Exchange  Ratio for the Company  Common Stock.  Subject to
Section 2.02(e), each issued and outstanding share of the Company Common Stock (other than shares to be canceled in accordance with Section 2.01(b)) shall be converted into the right to receive that number of fully paid and nonassessable shares of common stock, par value $0.01 per share, of Parent ("Parent Common Stock"), including the corresponding number of rights ("Parent Rights") to purchase shares of Parent Preferred Stock pursuant to the Rights Agreement dated as of October 25, 1997, as amended, between American Stock Transfer & Trust Company, as Rights Agent and Columbus McKinnon Corporation determined by dividing the Preliminary Aggregate Merger Consideration determined in accordance
with  Section  2.01(e)  below  ("the  Preliminary   Merger   Consideration")  by
4,562,833. The Preliminary Merger Consideration shall be subject to reduction by virtue of the adjustment provided for in Section 2.04 and, as so adjusted shall be deemed to be the "Merger Consideration". All such shares of the Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration (or any cash in lieu of fractional shares of Parent Common Stock) to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with
Section 2.02, without interest. All references in this Agreement to Parent Common Stock to be received pursuant to the Merger shall be deemed to include Parent Rights.

                  The determination of the exchange ratio, the Preliminary Aggregate Merger Consideration and the Merger Consideration are based upon the representations, warranties and covenants of the Company and the Shareholders that the number of outstanding shares of Company Common Stock (as hereafter defined), the Exchangeable Shares (as hereafter defined), the outstanding Company Options (as hereafter defined) and Larco Options (as hereafter defined) are as represented in this Agreement and remain unchanged through the Effective Time, except for the exchange of the Exchangeable Shares which shall occur as provided in Section 5.04 hereof.

                  (e) Calculation of Preliminary Aggregate Merger Consideration. The Preliminary Aggregate Merger Consideration shall be that number of shares of Parent Common Stock determined on the basis of the average closing price per share of Parent Common Stock on each of the days on which Parent Common Stock is traded beginning on the day after the date of this Agreement and ending five business days prior to the Closing ("Closing Price") equal to the difference between: (A)(i) if the Closing Price is $27.25 or more the Preliminary Aggregate Merger Consideration shall be 950,000 shares of Parent Common Stock; (ii) if the

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Closing  Price is equal to or greater than  $17.7418  but less than $27.25,  the
Preliminary Aggregate Merger Consideration shall be that number of shares of Parent Common Stock equal to $25,887,500 divided by the product of: (A) the Closing Price and (B) one plus the product of (x) .03096 and (y) the difference between $27.25 and the Closing Price; (iii) if the Closing Price is less than $17.7418 but greater than $15.00, the Preliminary Aggregate Merger Consideration shall be that number of shares of Parent Common Stock equal to the quotient of $20,000,000 divided by the Closing Price; and (iv) if the Closing Price is less than $15.00, the Preliminary Aggregate Merger Consideration shall be 1,333,333 shares of Parent Common Stock; and (B) that number of shares of Parent Common Stock equal to $200,000 divided by the Closing Price.

                  Schedule 2.01(e) hereto shows examples of the determination of the Preliminary Aggregate Merger Consideration at various Closing Prices.

                  SECTION 2.02  Exchange of Certificates.

                  (a) Exchange of Certificates. As of the Effective Time, Parent shall make available, for the benefit of the holders of shares of the Company Common Stock, for exchange in accordance with this Article II, certificates representing the shares of Parent Common Stock issuable pursuant to Section 2.01 as the Preliminary Merger Consideration in exchange for Company Common Stock. Such shares of Parent Common Stock, together with any dividends or distributions with respect thereto, if any, are sometimes collectively referred to herein as the "Exchange Fund".

                  (b) Exchange Procedures. Prior to the Effective Time, Parent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of the Company Common Stock (the "Certificates") whose shares are to be converted pursuant to Section 2.01 into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to Parent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger
Consideration. Immediately after the Effective Time, upon surrender of a Certificate for cancellation to Parent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive as the Preliminary Merger Consideration, less the number of shares deposited into escrow pursuant to the terms of Section 12.01(i) without interest, pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of the Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Certificate representing such Company Common Stock is presented to Parent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration (or the cash payment in lieu of any fractional shares of Parent Common Stock) as contemplated by this Section 2.02.

                  (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock.

                  (d) No Further Ownership Rights in the Company Common Stock. The Merger Consideration (including any cash paid pursuant to Section 2.02(e)) issued upon the surrender for exchange of shares of the Company Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of the Company Common Stock. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of the Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, the Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

                  (e) No Fractional Shares. No certificate or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of the Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Parent; however, in lieu thereof, each owner who would otherwise be entitled to a fraction of a share, will upon the surrender of the Certificates relating thereto, be issued a check by Parent representing the cash amount, if any, equal to such fraction multiplied by the Closing Price. No interest shall be paid on such amount. All shares of the Company Common Stock held by a holder will be aggregated for purposes of computations of the Merger Consideration (or cash in lieu of fractional shares payable hereunder).

                  (f) Anti-Dilution Provision. If between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class, in both cases by reason of any stock dividend, subdivision, reclassification, recapitalization, split-up, combination or exchange of shares, Parent shall appropriately adjust the Preliminary Aggregate Merger Consideration.

                  (g) No Liability. Neither Parent nor the Company shall be liable to any holder of shares of the Company Common Stock or Parent Common Stock, as the case may be, for such shares, Merger Consideration (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  SECTION 2.03 Exchange Ratio for Options. As of the Effective Time each outstanding option (a "Company Option") under the Company's 1997 Stock Option Plan (the "Company Plan"), to purchase Company Common Stock and each outstanding option (a "Larco Option") under Larco's 1997 Stock Option Plan (the "Larco Plan") to purchase Non-Voting Exchangeable Shares ("Exchangeable Shares") shall be assumed by Parent and converted into an option to purchase shares of Parent Common Stock, as provided below. Following the Effective Time, each Company Option and Larco Option shall continue to have, and shall be subject to, the same terms and conditions set forth in the Company Plan and Larco Plan, respectively, pursuant to which such Company Option or Larco Option was granted, as in effect immediately prior to the Effective Time, except that (i) each such Company Option and Larco Option shall be exercisable for that number of shares of Parent Common Stock that the holder of such Company Option or Larco Option would have received pursuant to Section 2.01(d) hereof, after taking into account the adjustment, if any, provided in Section 2.04 hereof, if such Company Option had been exercised or such Larco Option had been exercised and the

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Exchangeable  Shares so received  exchanged for shares of Company  Common Stock, all immediately prior to the Effective Time, rounded, in the case of any Company Option other than any incentive stock option and any Larco Option, up and, in the case of any Company Option which is an incentive stock option, down to the nearest whole share, if necessary, and (ii) the exercise price per share of such Company Option or Larco Option, shall be equal to the aggregate exercise price of such Company Option or Larco Option immediately prior to the Effective Time divided by the number of shares of Parent Common Stock for which such Company Option or Larco Option shall be exercisable as determined in accordance with the preceding clause (i), rounded up to the next highest cent, if necessary. It is the intention of the parties that, to the extent that any Company Option constitutes an incentive stock option immediately prior to the Effective Time, such Company Option shall continue to qualify as an incentive stock option to the maximum extent permitted by Section 422 of the Code, and that the amendment of the Company Options provided by this Agreement shall satisfy the conditions of Section 424(a) of the Code.

                  SECTION 2.04 Adjustment of Merger Consideration. The Merger Consideration shall be reduced if the consolidated stockholders equity of the Company as of the date immediately preceding the Closing Date results in a "Performance Deficit" as hereinafter determined.

                  (a) Final  Financial  Statement  Determination.  Parent  shall cause  Ernst  & Young  LLP  ("E & Y"),  Parent's  independent  certified  public accountants, with the assistance of Deloitte & Touche LLP, the Company's independent certified public accountants, as requested by E & Y, to prepare and deliver to each of Parent and the Representative (as hereinafter defined) within forty-five (45) days following the Closing, a proposed consolidated final balance sheet of the Company and its Subsidiaries (as hereinafter defined), as of the close of business on the day preceding the Closing Date ("Final Balance Sheet") and profit and loss statement for the period than ended ("Final P&L Statement"). The Final Balance Sheet and Final P&L Statement shall be prepared by E&Y in accordance with GAAP and applying the same accounting principles and practices as the Company has applied in the preparation of audited, consolidated financial statements for the fiscal year ended March 31, 1998 (notwithstanding that such Final Balance Sheet and Final P&L Statement will be for an interim financial period) and shall not include footnote disclosure. Preparation of the Final Balance Sheet and Final P&L Statement on this basis will mean specifically, among other things, that accruals, for example for reserves for doubtful accounts receivable, taxes, bonuses and health, welfare and benefit plans, will be adjusted as if the Company's and the Subsidiaries' fiscal year had ended as of the close of business on the day preceding the Closing Date with

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appropriate  year-end  type  adjustments  for  reserves  for  doubtful  accounts receivable, tax, bonus, health, welfare and benefit plans and similar accruals. E & Y shall audit the Final Balance Sheet and Final P&L Statement with respect to those matters requested by Parent for the purposes of expressing an opinion on such matters. The inventory reflected on the Final Balance Sheet shall reflect the inventory of the Company and the Subsidiaries as of the close of business on the day preceding the Closing Date and shall be determined based on the physical inventory conducted before the Closing Date and observed by E & Y, and rolled forward to the close of business on the day preceding the Closing Date. In determining stockholders' equity in the Final Balance Sheet, all costs and expenses of the Company and any of its Subsidiaries related to this transaction up to $500,000 ($200,000 of which shall be a fee paid to Cardinal Investment Company, Inc.) will be added back.

                  (b) Disputes. The Representative shall have thirty (30) days from the date of its receipt of the Final Balance Sheet and Final P&L Statement to raise any objection to the Final Balance Sheet and Final P&L Statement. In the event the Representative disputes the Final Balance Sheet or the Final P&L Statement, it shall notify Parent in writing (the "Dispute Notice") setting forth the amount, nature and basis of the dispute in reasonable detail. Within the thirty (30) days following the delivery of a Dispute Notice to Parent, the parties shall use their best efforts to resolve such dispute. Upon their failure to do so, Parent and the Representative shall, within ten (10) days from the end of such 30 day period, refer the dispute to a third accounting firm, which accounting firm shall be in the first instance Arthur Anderson LLP, or in the event such firm is unwilling or unable to serve in such capacity, to the firm of PriceWaterhouseCoopers LLP, or to any other firm as the parties may mutually select. If Parent and the Representative fail to agree upon or obtain the agreement of an accounting firm to make a final determination of the Final Balance Sheet and Final P&L Statement, the American Arbitration Association shall, upon the request of either Parent or the Representative, select an independent accounting firm, which shall be one of the "Big Five" public accounting firms with no existing or previous relationship with either Parent, the Company, Larco or any of the Shareholders, if possible, to make such determination.

                  The third accounting firm so selected shall be engaged jointly by Parent and the Representative to decide the dispute within thirty (30) days from its appointment. Parent and the Representative shall use their best efforts to cooperate with such third accounting firm in providing, or providing access to, any documents or witnesses reasonably requested by the third accounting firm. The decision of the third accounting firm shall be final and binding upon

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the parties, and accordingly a judgment by a court of competent jurisdiction may be entered in accordance therewith. Such decision shall be set forth in writing and shall be accompanied by a copy of the Final Balance Sheet and Final P&L Statement, modified to the extent necessary to give effect to such decision. A copy thereof shall be delivered to each of Parent and the Representative.

                  (c) Performance Deficit. The performance deficit ("Performance Deficit"), if any, shall be an amount equal to the amount by which the consolidated stockholders equity in the Final Balance Sheet (after any disputes are resolved pursuant to Section 2.04(b)) is less than the sum of (i) $5,008,344 and (ii) $6,149 times the number of days between April 1, 1998 and the Effective Time.

                  (d) Adjustment. Any Performance Deficit shall reduce the Preliminary Aggregate Merger Consideration by that number of shares of Parent Common Stock determined by dividing the amount of the Performance Deficit by the Closing Price (the "Reduction Amount"). The Reduction Amount shall not exceed that number of shares equal to five percent (5%) of the Preliminary Aggregate Merger Consideration. To give effect to any reduction in the Preliminary Aggregate Merger Consideration, the GL Shareholders shall deliver written instructions to the Escrow Agent to deliver from the Escrow Deposit to Parent for cancellation that number of shares of Parent Common Stock equal to 0.8527957 multiplied by the Reduction Amount (together with any dividends or other distributions in respect thereof) and such reduction shall be borne by all of the GL Shareholders in proportion to the percentage of outstanding shares of Company Common Stock owned by each GL Shareholder immediately prior to the Effective Time. The holders of the Company Options and the Larco Options shall have the number of shares of Parent Common Stock to be received upon exercise of such options reduced as provided in Section 2.03.

                  (e) Fees and Expenses. The fees and expenses of E & Y hereunder shall be borne by Parent. The fees and expenses of Deloitte & Touche LLP hereunder shall be borne by the Company. The fees and expenses of the third accounting firm in connection with the resolution of disputes above shall be equally shared between Parent on the one hand and Shareholders on the other hand.

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                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent as follows:

                  SECTION 3.01 Organization. The Company and each Subsidiary (as hereinafter defined) is a corporation duly organized, validly existing and in good standing under the jurisdiction of its incorporation and has all requisite power and authority, corporate and other, and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not have a material adverse effect on the Company or such Subsidiary, as the case may be. The Company and each Subsidiary is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a material adverse effect. As used in this Agreement, any reference to any event, change or effect being "material" or being "materially adverse" to, or having a "material adverse effect" on, or with respect to an entity means such event, change or effect is materially adverse to the condition (financial or other), properties, assets (including intangible assets), liabilities (including contingent liabilities), businesses, business prospects or results of operations of such entity and its direct and indirect subsidiaries taken as a whole. Gaffey, Inc., an Oklahoma corporation, Gaffey, Inc. of Texas, a Texas corporation, Handling Systems and Conveyors, Inc., a Delaware corporation, Larco, an Ontario corporation and Larco Material Handling Inc., an Ohio corporation are sometimes referred to in this Agreement individually as a "Subsidiary" and collectively as the "Subsidiaries." The Subsidiaries, excluding Larco, are sometimes referred to in this Agreement as the "US Subsidiaries".

                  SECTION 3.02 Capital Stock; Subsidiaries. Schedule 3.02 accurately sets forth with respect to the Company and each Subsidiary, its authorized capital stock, its capital stock issued and outstanding and its capital stock held in treasury. All the outstanding shares of the Company's and each Subsidiary's capital stock are duly authorized, validly issued, fully paid and non-assessable and, except as disclosed in Schedule 3.02, free of any preemptive rights with respect thereto. Schedule 3.02 hereto sets forth a complete and accurate list showing the record and beneficial ownership of the outstanding capital stock of the Company and each Subsidiary. There are no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders of the Company or any Subsidiary may vote ("Voting Debt") issued or outstanding. Except as set forth on Schedule 3.02, there are no options, warrants, calls, subscriptions or other rights or other agreements or commitments of any character relating to the issued or unissued capital stock of the Company or any Subsidiary or obligating the Company or any Subsidiary to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interests in, the Company or any Subsidiary or securities convertible into or exchangeable for such shares or equity interests or obligating the Company or any Subsidiary to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement or commitment. Schedule 3.02 lists the holders of all outstanding options, the number of shares of capital stock of the Company or any Subsidiary subject to such options, the dates when such options are exercisable, the exercise price for such options and whether such options are incentive stock options within the meaning of Section 422 of the Code. Except as disclosed in
Schedule 3.02, there are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Subsidiary. Except for the Subsidiaries, the Company does not have any ownership interest, direct or indirect, in any other business organization or entity. The various Schedules referred to in Article III are collectively referred to as the "Disclosure Schedules."

                  SECTION 3.03 Authority. The Company, and holders of Company Options and Larco Options and Shareholders have the requisite power and authority, corporate and other, to execute and deliver this Agreement and the other agreements contemplated hereby (the "Related Agreements") and to consummate the transactions contemplated hereby and thereby (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the outstanding shares of the Company Common Stock). The execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the Merger and of the other transactions contemplated hereby and thereby have been duly and effectively authorized by all necessary corporate action on the part of the Company and each Subsidiary and no other corporate proceedings on the part of the Company or any Subsidiary are necessary to authorize this Agreement or the Related Agreements or to consummate the transactions contemplated hereby and thereby (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the outstanding shares of the Company Common Stock). This Agreement and the Related Agreements have been duly executed and delivered by the Company, the Shareholders, the holders of Company Options and Larco Options, as the case may be, and constitute the valid and binding obligations of the Company, and the Shareholders, and the holders of Company Options and Larco Options, enforceable against each of them in accordance with their respective terms, subject to bankruptcy, insolvency, moratorium and other similar laws relating to creditors' rights and the discretion of courts to award equitable relief ("Enforceability Qualifications").

                  SECTION  3.04 No  Violation.  Except as set forth in  Schedule
3.04 or as contemplated by Section 3.05, the execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby will not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on the Company's or any Subsidiary's properties or assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, shall be referred to as a "Violation"), pursuant to (i) any provision of the Certificate of Incorporation, as amended, or By-laws, as amended, of the Company, or the certificate of incorporation or other charter document, as the case may be, or By-laws, as amended, of any Subsidiary (ii) any provision of any loan or credit agreement, note, mortgage, indenture, lease, Benefit Plans (as defined in Section 3.18) or other agreement, obligation, instrument, permit, concession, franchise or license, or (iii) any judgment, order, decree, statute, law, ordinance, rule, promulgation or regulation ("Applicable Laws") applicable to the Company, any Subsidiary, or any of the Shareholders or their respective properties or assets, which Violation, in the case of each of clauses (ii) and
(iii), would have a material adverse effect on the Company, any Subsidiary, or the consummation of the transactions contemplated hereby.

                  SECTION 3.05 Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative or regulatory agency, tribunal or commission or other governmental agency, authority or instrumentality, federal, state, provincial, county or municipal, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company, any Subsidiary, any of the Shareholders or any of the holders of Company Options or Larco Options in connection with the execution and delivery of this Agreement and the Related Agreements or the consummation by the Company, any Subsidiary, the Shareholders or any of the holders of Company Options or Larco Options of the transactions contemplated hereby and thereby, the failure to obtain which would have a material adverse effect on the Company or any Subsidiary or the consummation of the transactions contemplated hereby, except for:


                  (i) the filing of a pre-merger notification report by the Company under the HSR Act,

                  (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL and the filing of the appropriate documents with the relevant authorities of other states in which the Company is qualified to transact business, and

                  (iii) such filings, authorization orders and approvals as may be required of state and local governmental authorities (the "Local Approvals") which are specified in Schedule 3.05 hereto.

                  SECTION 3.06 Financial Statements. The audited consolidated balance sheet of the Company and the Subsidiaries as at March 31, 1998, and the related consolidated statement of income, changes in stockholder's equity and cash flows for the fiscal year then ended (including the notes thereto) and the unaudited consolidated balance sheet of the Company and the Subsidiaries as at December 31, 1998 and the related unaudited statement of income for the nine (9) month period then ended attached hereto as Schedule 3.06 present fairly the financial position of such entities as of such dates and the results of their operations and changes in their financial position for such periods, and have been prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of similar periods for preceding years except that the unaudited consolidated balance sheet and statement of income will not have the usual year end adjustments and notes. Copies of all such financial statements are attached to Schedule 3.06 hereto. The Balance Sheet of the Company as of March 31, 1998 is referred to herein as the "Base Balance Sheet", and March 31, 1998 is referred to herein as the "Base Balance Sheet Date". The books and records of the Company and the Subsidiaries accurately reflect the basis for the financial condition and results of operations of the Company and the Subsidiaries as set forth in the financial statements attached as Schedule 3.06 hereto. The Company does not believe that it and its Subsidiaries will experience materially adverse financial performance for the quarter beginning on January 1, 1999.

                  SECTION 3.07 Absence of Certain Changes or Events. Since the Base Balance Sheet Date except as specified in Schedule 3.07 hereto, neither the Company nor any Subsidiary has (i) undergone any change in its condition (financial or other), properties, assets, liabilities, business, operations or prospects except changes in the ordinary and usual course of its business and consistent with its past practice and which have not been, either in any case or in the aggregate, materially adverse to its condition (financial or other), properties, assets, liabilities, business, operations or prospects; (ii) declared, set aside or paid any dividend or other distribution in respect of its capital stock or made any direct or indirect redemption, purchase or other acquisition of any shares of its capital stock or made any payment to any of its shareholders except for employment compensation in the ordinary and usual course of business and consistent with past practice; (iii) issued or sold any shares of its capital stock or any options, warrants or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares or taken any action to reclassify or recapitalize or split up its capital stock;
(iv) mortgaged, pledged or subjected to any lien, lease, security interest, pledge, liability, claim, encumbrance or other restriction ("Liens"), any of its properties or assets; (v) acquired or disposed of any interest in any material asset or material property except the purchase of materials and supplies and the sale of inventory in the ordinary and usual course of its business and consistent with its past practice; (vi) forgiven or canceled any debt or claim, waived any right, or, except in the ordinary and usual course of its business and consistent with its past practice, incurred or paid any liability or obligation; (vii) adopted or amended any profit sharing plan, agreement, arrangement or practice for the benefit of any director, officer or employee or changed the compensation (including bonuses) to be paid to any director, officer, or employee; (viii) suffered any damage, destruction or loss (whether or not covered by insurance) which has a material adverse effect on its condition (financial or other), properties, assets, business, operations or prospects; (ix) amended or terminated any material contract, agreement, or lease; (x) experienced any material labor difficulty or loss of employees or customers; (xi) entered into any collective bargaining agreement; (xii) sold or granted or transferred to any party or parties any contract or license, or granted an option to acquire a license, to manufacture or sell any of the products of the Company or any Subsidiary, or to use any trademark, service mark, trade name, copyright, patent or any pending application for any foregoing, or any trade secret or know-how of the Company or any Subsidiary;
(xiii) amalgamated, merged, consolidated or entered into any binding share exchange or other business combination, or acquired any stock, equity interest or business of any other person or undertaken a corporate reorganization; (xiv) changed the accounting methods or practices followed by it; (xv) without limiting the generality of any of the foregoing, entered into any transaction except in the ordinary and usual course of its business and consistent with its past practice; or (xvi) agreed to, permitted or suffered any of the acts, transactions or other things described in Subsections (i) through (xv) of this
Section 3.07.

                  SECTION  3.08   Liabilities.   Neither  the  Company  nor  any
Subsidiary has any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, except (i) as set forth in the unaudited consolidated balance sheet of the Company and its Subsidiaries as December 31, 1998 included in Schedule 3.06 or identified as such in Schedule 3.08 hereto; and (ii) those liabilities and obligations incurred since December 31, 1998 in the ordinary and usual course of its business and consistent, in type and amount, with its past practice and experience.

                  SECTION 3.09  Taxes.

                  (A) Company and US Subsidiaries:

                  Each of the Company and the US Subsidiaries (including any predecessors) has timely filed when due all Tax returns required to be filed by it and has paid, or has made adequate provision for or set up in accordance with generally accepted accounting principles an adequate accrual or reserve for the payment of, all Taxes required to be paid in respect of all periods for which returns have been filed or are due (whether or not shown as being due on any Tax returns), and has established an adequate accrual or reserve for the payment of all Taxes payable in respect of any period for which no return has been filed or is due, and the Base Balance Sheet reflects in accordance with generally accepted accounting principles a reserve for all Taxes payable by the Company or any of the US Subsidiaries accrued through the Base Balance Sheet Date. Except as set forth in Schedule 3.09, no material deficiencies for Taxes have been proposed, asserted in writing or assessed against the Company or any of the US Subsidiaries, and no audit of any of the Tax returns of the Company or any of the US Subsidiaries is currently being conducted by any Taxing authority. Copies of all Tax returns required to be filed by the Company and each of the Subsidiaries for each of the last five years, together with all schedules and attachments thereto, have been delivered by the Company to Parent. Neither the Company nor any of the US Subsidiaries is a party to, is bound by, and has any obligation under any Tax sharing or similar agreement. For the purpose of this Agreement, the term "Tax" (including, with correlative meaning, the terms "Taxes", "Taxing", and "Taxable") shall include, whether disputed or not, all Federal, state, local, provincial, municipal and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, real and personal property, capital gains, transfer, recording, license, value-added, withholding, excise, goods and services, capital, alternative, net worth and employer health and other taxes, duties, charges, fees, levies, imposts or similar charges in the nature of a tax including Canada Pension Plan and provincial pension plan contributions, unemployment insurance payments and workers' compensation premiums, together with any installments with respect thereto or assessments of any nature whatsoever (whether payable directly or by withholding), together with any and all information reporting and estimated Tax, interest, fines and penalties and additions to Tax imposed with respect to such amounts and any obligations in respect thereof under any Tax sharing, Tax allocation, Tax indemnity or similar agreement as well as any obligations arising pursuant to Treasury Regulation Section 1.1.502-6 or comparable state, local or foreign provision.

                  (B) Larco:

                           (a)      Tax Filings.  Larco has  prepared and  filed
on time with all appropriate governmental bodies all Tax returns, declarations, remittances, information returns, reports and other documents of every nature required to be filed by or on behalf of Larco in respect of any Taxes or in respect of any other provision in any domestic or foreign federal, provincial, municipal, state, territorial or other taxing statute for all fiscal periods ending prior to the date hereof and will continue to do so in respect of any fiscal period ending on or before the Closing Date. All such returns, declarations, remittances, information returns, reports and other documents are correct and complete in all material respects, and no material fact has been omitted therefrom. No extension of time in which to file any such returns, declarations, remittances, information returns, reports or other documents is in effect. All Taxes shown on all such returns, or on any assessments or reassessments in respect of any such returns have been paid in full.

                           (b)      Taxes Paid. Larco has paid in full all Taxes
required to be paid on or prior to the date hereof and has made adequate provision in the Base Balance Sheet in accordance with generally accepted accounting principles for the payment of all Taxes in respect of all fiscal periods ending on or before the Base Balance Sheet Date. Larco will show as a liability in the Final Balance Sheet all Taxes payable in respect of all fiscal periods ending on or before the Closing Date.

                           (c)   Reassessments   of   Taxes.    There   are   no
reassessments of Larco's Taxes that have been issued and are outstanding and there are no outstanding issues which have been raised and communicated to Larco by any governmental body for any taxation year in respect of which a Tax return of Larco has been audited. No governmental body has challenged, disputed or questioned Larco in respect of Taxes or of any returns, filings or other reports filed under any statute providing for Taxes. Larco is not negotiating any draft assessment or reassessment with any governmental body. The Company is not aware of any contingent liabilities for Taxes or any grounds for an assessment or reassessment of Larco, including, without limitation, unreported benefits conferred on any shareholder of Larco, other than as disclosed in the Base Balance Sheet. Neither Larco nor the Company has received any indication from any governmental body that an assessment or reassessment of Larco is proposed in respect of any Taxes, regardless of its merits. Larco has not executed or filed with any governmental body any agreement or waiver extending the period for assessment, reassessment or collection of any Taxes.

                           (d) Withholdings and Remittances.  Larco has withheld
from each payment made to any of its present or former employees, officers and directors, and to all persons who are non-residents of Canada for the purposes of the Income Tax Act (Canada) all amounts required by law to be withheld, and furthermore, has remitted such withheld amounts within the prescribed periods to the appropriate governmental body. Larco has remitted all Canada Pension Plan contributions, provincial pension plan contributions, unemployment insurance premiums, employer health taxes and other Taxes payable by it in respect of its employees and has remitted such amounts to the proper governmental body within the time required under the applicable legislation. Larco has charged, collected and remitted on a timely basis all Taxes as required under applicable legislation on any sale, supply or delivery whatsoever, made by Larco.

                           (e)      Depreciable Property.  At the Closing  Date,
for purposes of the Income Tax Act (Canada), Larco will own depreciable property of the prescribed classes and having undepreciated capital costs as set out in
Schedule 3.09.

                           (f)      Capital Gains.  Larco  will not at  any time
be deemed to have a capital gain pursuant to subsection 80.03(2) of the Income Tax Act (Canada) as a result of any transaction or event taking place in any taxation year ending on or before the Closing Date.

                  SECTION 3.10 Title to and Condition of Real Estate.

                           (a)      All of  the real  property  presently owned,
occupied or used by the Company or any Subsidiary or in which the Company or any Subsidiary otherwise has an interest and the owners thereof are identified in
Schedule 3.10 hereto (the "Premises"). Except as set forth in the Environmental Reports (as hereinafter defined), the Premises, all improvements located thereon, and the use thereof, comply in all material respects with all zoning, land use, environmental, building, health, safety and fire laws, by-laws, codes, permits, licenses and certificates, rules, orders, ordinances, regulations and all restrictions and conditions applicable to the Premises or the operations conducted by the Company or any Subsidiary thereon. To the best knowledge of the

Company there are no actions, suits, proceedings or investigations pending or threatened before any federal, state, provincial, foreign, municipal, regulatory or administrative authority affecting the Premises. The Company, any of the Subsidiaries and, to the Company's knowledge, the owners of the Leased Premises (as hereinafter defined) are not in default with respect to any order, judgment, injunction or decree of any court or other governmental authority with respect to the Premises. The improvements located on the Premises are in good condition and are free from all latent and patent structural defects. To the Company's knowledge, all mechanical systems serving the Premises, including, but not limited to the heating, ventilation, air conditioning, plumbing and electrical systems, are in good working order. To the Company's knowledge, the Premises have adequate access to public streets. The improvements located on the Premises do not contain asbestos of any kind whatsoever, or urea formaldehyde foam insulation. To the Company's knowledge, all water, sewer, gas, electric, telephone and drainage facilities and all other utilities required for the use and operations of the Company and each Subsidiary at the Premises are available, and such utilities enter the boundaries of such facilities through adjoining public streets or easement rights-of-way. To the best of the Company's knowledge, such public utilities are all connected pursuant to valid permits, are all in good working order and are adequate to service the operations of the Premises as currently conducted. Except as may be set forth in the title policies described in Schedule 3.10-2, neither the Company nor any Subsidiary has any knowledge of any pending or threatened assessments for municipal improvements which may affect or become a Lien on the Premises.

                  Schedule 3.10-1 hereto sets forth the legal description of the Premises owned by the Company or any of the Subsidiaries ("Owned Premises"). All loan and fee title insurance policies, title opinions, title searches and surveys relating to the Owned Premises in the Company's possession have been delivered to Parent. The Company or a Subsidiary, as the case may be, has good, insurable and indefeasible fee simple title to the Owned Premises, free and clear of all mortgages, Liens, easements, covenants or rights-of-way of any nature whatsoever, except mortgages, Liens, easements, covenants, rights-of-way and other encumbrances or restrictions identified on Schedule 3.10-2, hereto ("Permitted Encumbrances"), and zoning restrictions, none of which prohibit or in any material respect interfere with the operations of the Company or any Subsidiary on the Owned Premises or materially detract from its value or marketability. Except as may be set forth in the title policies described in
Schedule 3.10-2, all structures and other improvements on the Owned Premises are within the lot lines and do not encroach on the properties of any other person. Except as otherwise disclosed in the environmental reports identified in
Schedule 3.11 ("Environmental Reports"), no portion of the Owned Premises is located in a 100 year flood plain, flood hazard area or designated conservation or wetlands area, is in an area designated or zoned as hazardous or environmentally significant or sensitive in any official plan, zoning by-law or other planning instrument or is listed on the National Priorities List, CERCLIS or any similar listing of contaminated sites. Except as may be set forth in the title policies described in Schedule 3.10-2, neither the Company nor any Subsidiary has received any written or, to the Company's knowledge, oral notice of assessments for public improvements against the Owned Premises (or any portion thereof) or any written or oral notice or order by any Governmental Entity any insurance company which has issued a policy with respect to any of the Owned Premises or any board of fire underwriters or other body exercising similar functions that (A) relates to violations of building, safety or fire ordinances or regulations, (B) claims any defect or deficiency with respect to any of the Owned Premises or (C) requests the performance of any repairs, alterations or other work to or in any of the Owned Premises or in the streets bounding the same. There is no pending condemnation, expropriation, eminent domain or similar proceeding against the Company or any Subsidiary affecting all or any portion of the Owned Premises. Except as set forth in Schedule 3.10-2, none of the Owned Premises is subject to any leases (oral or written).

                  (b) Any of the Premises not owned by the Company or any Subsidiary ("Leased Premises") are leased to the Company or its Subsidiary pursuant to leases ("Leases") that are valid and binding agreements, enforceable in accordance with their respective terms subject to the Enforceability Qualifications and are in full force and effect. Schedule 3.10-3 provides a summary of the material terms of each Lease. The Company and each of the Subsidiaries has performed all material obligations required to be performed by them to date under the Leases and are not in material breach in any respect thereunder, and there has been no event which, with the giving of notice or the lapse of time or both, would become a material breach thereunder by the Company or a Subsidiary. To the knowledge of the Company, no other party to any of the Leases is in material breach thereunder. Neither the Company nor any Subsidiary has received any notice of default under any of the Leases that have not been cured, and all rental and other payments due under each of the Leases have been fully paid. To the knowledge of the Company, except as shown in Schedule 3.10-3, none of the Leased Premises is subject to any Lien, easement, right-of-way, building or use restriction, variance or reservation that materially interferes with or impairs the use thereof in the usual and normal conduct of the business and operations of the Company or any of the Subsidiaries.

                  SECTION 3.11 Environmental Compliance.

                  (a) Definition of "Environmental Laws". As used in this Agreement, the term "Environmental Laws" shall mean any and all applicable laws, statutes, codes, rules, regulations, ordinances, by-laws, permits, directives, orders, codes of practice and judicial and administrative law decisions applicable to, affecting or relating to the protection, preservation or remediation of the environment or public health enacted, issued, promulgated, published, passed, made, decided or required by any United States of America federal, state, county or municipal or any Canadian federal, provincial, regional or municipal legislative, executive, judicial or regulatory authority, as the case may be. Because some of the Premises are located in the United States of America, while other of the Premises are located in Canada, it is the intent of the parties to this Agreement that the term "Environmental Laws" shall include any and all such applicable laws in any of the jurisdictions of the United States of America or Canada in which the Premises are located, including, but not limited to, the following: (x) with reference to the laws of the United States of America, (1) Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USCA 9601 ET SEQ., (2) Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 USCA 6901 ET SEQ., (3) Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, as amended, 33 USCA 1251 ET SEQ., (4) Toxic Substances Control Act of 1976, as amended, 15 USCA 2601 ET SEQ., (5) Emergency Planning and Community Right-To-Know Act of 1986, 42 USCA 11001 ET SEQ., (6) Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 USCA 7401 ET SEQ., (7) National Environmental Policy Act of 1970, as amended, 42 USCA 4321 ET SEQ., (8) Rivers and Harbors Act of 1899, as amended, 33 USCA 401 ET seq., (9) Endangered Species Act of 1973, as amended, 16 USCA 1531 ET SEQ., (10) Occupational Safety and Health Act of 1970, as amended, 29 USCA 651 ET SEQ., (11) Safe Drinking Water Act of 1974, as amended, 42 USCA 300(f) ET SEQ., (12) Pollution Prevention Act of 1990, 42 USCA 13101 ET SEQ., (13) Oil Pollution Act of 1990, 33 USCA 2701 ET SEQ., and similar state and municipal laws in the jurisdictions in which the Premises are located; and (y) with reference to the laws of Canada, (1) Canadian Environmental Protection Act, R.S.C. 1985, c.C-16, as amended, (2) Canadian Environmental Assessment Act, S.C. 1992, c.37, as amended, (3) Transportation of Dangerous Goods Act, 1992, S.C. 1992, c.34, as amended, (4) Fisheries Act, R.S.C. 1995, c.F-14, as amended, (5) Environmental Protection Act, R.S.O. 1990, c.E.19, (6) Ontario Water Resources Act, R.S.O. 1990, c.O.40, (7) Dangerous Goods Transportation Act, R.S.O. 1990, c.D.1, (8) Health Protection and Promotion Act, R.S.O. 1990, c.H.7, (9) Occupational Health and Safety Act,

R.S.O. 1990, c.O.1, (10) Public Health Act, R.S.O. 1980, c. 409; all as amended from time to time. The term "Environmental Laws" shall also include any rules, regulations, ordinances, permits, by-laws, orders, directives, and judicial and administrative law decisions enacted, issued, promulgated, published, decided or required by or under the laws referred to in this Section 3.11(a), as well as any similar laws applicable to, affecting or relating to the protection, preservation or remediation of the environment or public health in the jurisdictions in which the Premises are located.

                  (b) Definition of "Environmental Permits". As used in this Agreement, the terms "Environmental Permits" shall mean any and all permits, licenses, certificates, approvals, authorizations, orders, directives, requirements, consents or registrations required by any Environmental Laws in connection with the ownership, construction, equipping, use and/or operation of the business of the Company and the Subsidiaries or the Premises, for the storage, treatment, generation, transportation, processing, handling, production, recycling or disposal of Hazardous Substances or the sale, transfer or conveyance of the Premises.

                  (c)  Definition  of  "Hazardous  Substance".  As  used in this
Agreement, the term "Hazardous Substance" shall mean, without limitation, any flammable, explosive or radioactive materials, radon, asbestos, urea formaldehyde foam insulation polychlorinated biphenyls, petroleum, petroleum constituents, petroleum products, methane, hazardous materials, hazardous wastes, contaminants, hazardous or toxic substances or related materials, pollutants, and toxic pollutants, as defined, prescribed, regulated or controlled in any Environmental Law including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 USCA Sections 9601, ET SEQ.), the Hazardous Materials Transportation Act, as amended (49 USCA 1801, ET SEQ., the Solid Waste Disposal Act as amended by the Resource Conservation and Recovery Act, (42 USCA Section 6901, ET SEQ.), the Toxic Substances Control Act, as amended (15 USCA Sections 2601, ET SEQ.), the Federal Waters Pollution Control Act, as amended, (33 USCA Sections 1251 ET SEQ.), for the Premises located in Canada, the Canadian Environmental Protection Act, R.S.C. 1988, c.15.3, and similar state, provisional, regional and municipal laws in the jurisdictions in which the Premises are located, as well as any rules, regulations, ordinances, permits and judicial and administrative law decisions issued, promulgated, published, decided or required thereunder by any United States of America federal, state, county or municipal or any Canadian federal, provincial, regional or municipal executive, judicial or regulatory authority.

                  (d) Definition of "Release". As used in this Agreement, the term "Release" shall have the same meaning as given to that term in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 USCA Section 9601, ET SEQ.), and the regulations promulgated thereunder.

                  (e) Definition of "Customer". As used in this Agreement, the term "Customer" shall mean those individuals, corporations, partnerships or other entities or organizations with whom the Company or any Subsidiary enters into contractual arrangements and for whom the Company performs services on the Customers' Properties pursuant to or in connection with any such contractual arrangements.

                  (f)  Definition of  "Customers'  Properties".  As used in this
Agreement, the term "Customers' Properties" shall mean any real estate (including, without limitation, any improvements thereon) owned, operated, leased or otherwise under the control of the Company's or any Subsidiaries' Customers.

                  (g) Except as otherwise disclosed on Schedule 3.11 or in the Environmental Reports:

                           (i) Neither the Premises nor, to the Company's knowledge, any property adjacent to or within the immediate vicinity of the Premises is being or has been used in violation of any Environmental Laws for the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance or as a landfill or other waste management or disposal site or for military purposes.

                           (ii) Underground storage tanks are not and have not been located on the Owned Premises nor, to the Company's knowledge, on the Leased Premises.

                           (iii) The soil, subsoil, bedrock, surface water and groundwater of the Owned Premises and, to the Company's knowledge, the Leased Premises, are free of Hazardous Substances, other than any such substances that occur naturally or are in compliance with Environmental Laws.

                           (iv) There has been no Release or threat of a Release of any Hazardous Substance on, at, under or from the Owned Premises or, to the best of the Company's knowledge, the Leased Premises or any property adjacent to or within the immediate vicinity of the Premises which through soil, subsoil, bedrock, surface water, groundwater or airborne migration could come to be located on, at, in or under the Premises. The Company has not received any form of notice or inquiry from any federal, provincial, state or local Governmental Entity or authority, any prior owner, operator, tenant, subtenant, licensee or occupant of the Premises or any owner or operator of property adjacent to or within the immediate vicinity of the Premises or any other person with regard to a Release or the threat of a Release of any Hazardous Substance on, at or from the Premises or any property adjacent to or within the immediate vicinity of the Premises. The Company has not received any form of notice or inquiry from any Customer with regard to a Release or a threat of a Release of any Hazardous Substance on, at, under or from any of the Customers' Properties resulting or allegedly resulting from activities undertaken thereon by the Company or any Subsidiary.

                           (v) All Environmental Permits necessary for the construction, equipping, ownership, use or operation of the business of the Company or any of the Subsidiaries or the Premises by the Company and the Subsidiaries have been obtained and are in full force and effect and the Company and each of the Subsidiaries is in material compliance therewith.
                           (vi) No event has occurred with respect to the operations of the Company or any Subsidiary or the Owned Premises or, to the Company's knowledge, the Leased Premises which, with the passage of time or the giving of notice, or the failure to give notice, would constitute a violation of or non-compliance with, any applicable Environmental Laws or Environmental Permits.

                           (vii) All wastes generated, stored, handled, transported, treated, recycled or disposed of by the Company and each of the Subsidiaries on, at, in or under the Premises have been generated, stored, handled, transported, treated, recycled or disposed of, as the case may be, in strict compliance with Environmental Laws.

                           (viii) To the best of Company's knowledge, no act or omission of the Company or the Subsidiaries at, upon or in any of the Customers' Properties has been or is in violation of any applicable Environmental Law.

                           (ix) There are no agreements, consent orders, decrees, judgments, licenses or permit conditions or other orders or directives of any federal, provincial, state or local court, administrative tribunal, officers, inspectors, or other official or Governmental Entity relating to the past, present or future construction, equipping, ownership, use, operation, sale, transfer or conveyance of the business of the Company or the Premises which require any change in the present condition of the business of the Company or the Premises or any notice, work, repairs, construction, containment, clean up, investigations, studies, removal or remedial action or capital expenditures in order for the business of the Company or the Premises to be in compliance with any Environmental Laws or Environmental Permits.

                           (x) There are no charges, prosecutions, actions, suits, claims or proceedings, pending or, to the Company's knowledge, threatened against the Company or any Subsidiary, which could cause the incurrence of expenses or costs of any name or description or which seek money damages, injunctive relief, remedial action or remedy that arise out of, relate to or result from (1) environmental conditions at, on, under or in the vicinity of the Premises, (2) a violation or alleged violation of any Environmental Laws or non-compliance or alleged non-compliance with any Environmental Permits, (3) the presence of any Hazardous Substance or a Release or the threat of a release of any Hazardous Substance on, at or from the Premises or property adjacent to or within the immediate vicinity of the Premises or (4) human exposure to any Hazardous Substance, noises, vibrations or nuisances of whatever kind to the extent the same arise from the businesses of the Company or any Subsidiary or the condition of the Premises or the acquisition, construction, equipping, ownership, use, operation, sale, transfer or conveyance thereof, or (5) to the knowledge of the Company, the Release, threat of Release or generation of any Hazardous Substance at, on, in or from any of the Customers' Properties resulting from activities undertaken thereon by the Company or the Subsidiaries.

                  SECTION 3.12 Title to and Condition of Properties and Assets. The material tangible assets owned or leased (which shall be designated as leased on Schedule 3.12) by the Company or any Subsidiary including, without limitation, all machinery, equipment, fixtures, furniture, office equipment, computer equipment, tooling and vehicles are listed or described in the Disclosure Schedules (the "Fixed Assets"). The Company and each Subsidiary has good and marketable title to all of the properties and assets reflected in the Base Balance Sheet, those listed in Schedule 3.12 hereto, and those used by the Company or any Subsidiary, subject to no Lien other than the Liens disclosed in the Disclosure Schedules. Except as otherwise specified in Schedule 3.12 hereto, the Fixed Assets are, in all material respects, in good condition and repair for their current use, reasonable wear and tear excepted and subject to replacement in the ordinary course of business; have been properly maintained, and conform with all Applicable Laws; and the Company does not know of any pending or threatened change of any Applicable Laws or zoning or other law, standard or requirement with which any of such property would not conform.

                  SECTION 3.13 Proprietary  Rights;  Date Calculation.  Schedule
3.13 hereto contains a brief description of all patents, trademarks, service marks, trade names, copyrights (including any pending applications and registrations for any of the foregoing), inventions, trade secrets and any other material intellectual or intangible rights owned or used under license by the Company or any Subsidiary other than standard off-the-shelf third party software (collectively referred to as "Proprietary Rights"). The Proprietary Rights are not subject to any outstanding licenses, liens, encumbrances, claims or other restrictions or rights of others and there are no pending or threatened challenges against the Company or a Subsidiary with respect to any of the Proprietary Rights. Schedule 3.13 hereto also includes a complete list of all inventions for which patent applications have not yet been filed but as to which the Company or any Subsidiary may hereafter file patent applications. The business of the Company and each of the Subsidiaries as heretofore conducted does not infringe or constitute, and has not infringed or constituted, an unlawful invasion of any rights of any person and no notice of any infringement or invasion has been received by the Company or any Subsidiary. The Company and each Subsidiary has the right to use all of the Proprietary Rights, including without limitation, formulae, trade secrets, customer lists, processes and know-how used in connection with the conduct of its business and no other intellectual property is used or necessary to be used in the conduct of its business. Neither the Company nor any Subsidiary has sold, licensed or otherwise disposed of any Proprietary Rights to any person or agreed to indemnify any person for patent, trademark or copyright infringement. Neither the Company nor any Subsidiary has any obligation to pay any royalty, fee or other compensation to any person in respect of the Proprietary Rights.

                  The computer systems and software used by the Company or the Subsidiaries and any other equipment or products used by the Company or the Subsidiaries that use software or embedded chips (the "Company's Equipment") will accurately accept, create, manipulate, sort, store, output and otherwise process calendar-related data from, into and between the twentieth and twenty-first centuries and will operate before, during and after the year 2000 without error relating to calendar-related or "date" data (including data received from or passed to other computer systems or programs), including without limitation error that relates to, or is the result of, calendar-related data that represents or refers to different centuries or to more than one century or that reflects the existence of a leap year. Without limiting the generality  of the  foregoing,  the  Company's  Equipment  will not,  because of calendar-related or "date" data (including without limitation data that represents or refers to different centuries or to more than one century or that reflects the existence of a leap year), cease prematurely or abnormally to function before completing its intended operation or generate invalid or incorrect results. The Company's Equipment that is date aware is capable, or is in the process of being made (and is scheduled to be made) capable on a timely basis, of storing explicit values with respect to century data and uses a four-digit year in all date data elements, whether internal to the software logic, external at interfaces with other programs or stored on-line or off-line, and recognizes and correctly processes dates for leap year. The next date when the manipulation of calendar-related data could cause any of the Company's Equipment to cease prematurely or abnormally to function or to generate invalid or incorrect results is at least 50 years from the date of this Agreement.

                  SECTION 3.14  Contracts; No Defaults; Major Clients.

                  (a) Schedule 3.14 attached hereto contains a true, complete and correct list and description of the following contracts and agreements, whether written or oral:

                           (i)      all loan agreements,  indentures,  mortgages
and guaranties to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective property is bound;

                           (ii) all pledges, conditional sale or title retention
agreements, security agreements, equipment obligations, personal property leases and lease purchase agreements to which the Company or any Subsidiary is a party or by which the Company or any of the Subsidiary or any of their respective property is bound;

                           (iii)   all   contracts,   agreements,   commitments,
purchase orders to which the Company or any Subsidiary is a party or by which any of their respective property is bound (other than for product deliveries to customers in the normal course of business upon the Company's or any Subsidiary's standard terms) or other understandings or arrangements which (A) involve payments or receipts by any of them of not more than $25,000 in the case of any single contract, agreement, commitment, understanding or arrangement under which full performance (including payment) has not been rendered by all parties thereto or (B) will, if not performed, not materially adversely affect the condition (financial or otherwise) or the properties, assets, business or prospects of the Company or any Subsidiary;

                           (iv)      all  collective   bargaining  agreements,
employment and consulting agreements, non-competition agreements, trust agreements, executive compensation plans, bonus, 401(k), or profit-sharing plans, deferred compensation agreements, pension plans, retirement plans, employee stock option or stock purchase plans and group life, health and accident insurance and other employee benefit plans, agreements, memoranda of understanding, arrangements or commitments to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound;

                           (v)   all   material   agency,   distributor,   sales
representative and similar agreements to which the Company or any Subsidiary is a party;

                           (vi)  all  material  contracts,  agreements  or other
understandings or arrangements, whether written or oral, between the Company or any Subsidiary and any shareholder, employee, officer or director of the Company or any Subsidiary;

                           (vii)  all  material  leases  of  personal   property
whether operating, capital or otherwise, under which the Company or any Subsidiary is lessor or lessee;

                           (viii) all  contracts,  agreements and other material
documents relating to disposal of waste (whether or not hazardous);

                           (ix)  all  return  policies  and  product  warranties
relating to products, goods or systems manufactured, distributed or installed by the Company or any Subsidiary as the same are currently in effect or may have been in effect from time to time since March 26, 1997 as well as any exception to such policies, all cooperative advertising arrangements and all rebate, discount or allowance arrangements;

                           (x)      all material contracts related to operation,
maintenance or management of the Premises;

                           (xi)  all   material   agreements   relating  to  the
licensing of intellectual property under which the Company or any Subsidiary is licensor or licensee.

                  (b) With respect to each contract to which the Company or any Subsidiary is a party or pursuant to which it is bound (whether or not identified in Schedule 3.14):

                           (i)    such contract is a valid and binding agreement
of the Company or the Subsidiary that is a party thereto, enforceable against the Company or the Subsidiary and, to the Company's knowledge, the other parties thereto in accordance with its terms subject to the Enforceability Qualifications;

                           (ii)  except  as  disclosed  in  Schedule  3.14,  the
Company and each of the Subsidiaries that is a party thereto has fulfilled all material obligations required to have been performed by it prior to the date hereof, and neither the Company nor any Subsidiary has any reason to believe that it will not be able to fulfill, when due, all of its obligations under such contract which remain to be performed after the date hereof to the Closing;

                           (iii) except as disclosed in Schedule  3.14,  neither
the Company nor any of the Subsidiary is in material breach of such contract, and no event has occurred which with the passage of time or giving notice or both would constitute a default by the Company or any Subsidiary, result in a loss of rights or result in the creation of any lien, charge or encumbrance, thereunder or pursuant thereto;

                           (iv) to the  knowledge  of the  Company,  there is no
existing material breach by any other party to such contract, and, to the Company's knowledge, no event has occurred which with the passage of time or giving of notice or both would constitute a default by such other party, result in a loss of rights or result in the creation of any lien, charge or encumbrance thereunder or pursuant thereto;

                           (v)  neither  the  Company  nor  any   Subsidiary  is
restricted or, so far as the Company or any of the Shareholders now reasonably foresees, may be restricted in the future, by such contract, from carrying on its respective business anywhere in the world;

                           (vi) except as otherwise  disclosed in Schedule 3.14,
the continuation, validity and effectiveness of such contract would not be affected by this Agreement and the transactions contemplated hereby and, except as disclosed in Schedules 3.05 and 3.14, such contract does not require the consent or approval of any party thereto in connection with this Agreement or the transactions contemplated hereby;

                           (vii)  a  true,  correct  and  complete  copy of such
contract has been heretofore made available to Parent; and

                           (viii)  The  Company  has no reason to  believe  such
contract will not be renewed (if renewable under its terms) and neither the Company nor any Subsidiary has received any notification that such contract is not likely to be renewed (if renewable under its terms).

                  (c) Except as disclosed in Schedules 3.05 and 3.14, this Agreement and the transactions contemplated hereby will not create a default under or permit the termination of or otherwise have any materially adverse effect on any material contract of the Company or any Subsidiary.

                  (d) Schedule 3.14 hereto includes a complete and correct list of the ten (10) largest customers of the Company and each Subsidiary in terms of revenue recognized in respect of such customers during the current fiscal year showing the amount of revenue recognized for each such customer during such period. Except as set forth in Schedule 3.14, the Company and the Shareholders have no reason to believe that any of the customers so listed in Schedule 3.14 hereto will terminate or reduce in any material respect, or otherwise materially and adversely change, the business or relationship between such customer and the Company or any Subsidiary.

                  (e) Except as disclosed in Schedules 3.14 and 3.16, neither the Company nor any Subsidiary has accrued for a loss in respect of any uncompleted customer contract nor is such an accrual warranted under generally accepted accounting principles or anticipated based upon current information.

                  SECTION 3.15 Inventories; Order Backlog. The inventory of the Company and each Subsidiary consists of items of good and merchantable quality, salable at normal prices or usable in the ordinary and usual course of its business, subject to reserves for obsolete inventory. The amounts at which inventories are carried on the Base Balance Sheet and the Company's December 31, 1998 consolidated balance sheet and on the books of the Company reflect the normal inventory valuation policy of the Company and each Subsidiary of valuing inventory at the lower of cost or market value in accordance with generally accepted accounting principles.

                  SECTION 3.16 Accounts Receivable. All accounts receivable of the Company and each Subsidiary have arisen only through sales in the ordinary course of business consistent with past practice for goods sold or services performed. Except as set forth in Schedule 3.16, the accounts receivable of the Company and each Subsidiary shown on the Base Balance Sheet and all accounts receivable of the Company and each Subsidiary which have arisen subsequent to the Base Balance Sheet Date are good and collectable in the ordinary and usual course of its business and are not subject to any claims or offsets.

                  SECTION 3.17 Labor Matters. Except as set forth in Schedule 3.19, there are no strikes, arbitrations, material grievances, other labor disputes or union organizational drives or labor relations board proceedings pending or, to the Company's knowledge, threatened between the Company or any Subsidiary and any of its employees or union representing or seeking to represent its employees. Except as described in Schedule 3.17 hereto, neither the Company nor any Subsidiary is party to any union, collective bargaining or other similar agreements or is under any current or anticipated obligation to engage in collective bargaining with respect to any of its employees. Except as set forth in Schedule 3.17, the Company and each Subsidiary has paid or accrued in full all wages, salaries, commissions, bonuses and other compensation (including severance pay and vacation benefits) for all services performed by its employees. Neither the Company nor any Subsidiary is liable for any arrears of wages or any payroll taxes or any penalties or other damages for failure to comply with any applicable foreign, federal, state, foreign and local laws relating to the employment of labor. There is no pending or, to the Company's knowledge, threatened claim or proceeding against the Company or any of its Subsidiaries relating to occupational health and safety, workers' compensation, employment standards, human rights or pay equity legislation or to constructive or wrongful dismissal.

                  SECTION 3.18  Other Employee Matters.

         A.       In General

                  (a) "Controlled Group". For purposes of this Section, "Controlled Group" shall mean the Company and the Subsidiaries and any trade or business, whether or not incorporated, which is part of a controlled group under common control or affiliated with the Company within the meaning of Section 4001(b)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Sections 414(b), (c), (m) or (o) of the Code. Each member of the Controlled Group is listed in Schedule 3.18(A)(a).

                  (b) Schedule 3.18(A)(b) hereto sets forth the name, title, total annual compensation for the most recently completed fiscal year (including bonus and commissions), current base salary rate, accrued bonus, accrued sick leave, accrued severance pay and accrued vacation benefits, of each present employee of the Company and the Subsidiaries and each other member of the Controlled Group.

                  (c) Except as disclosed in Schedule 3.18(A)(c) hereto, neither the Company nor any other member of the Controlled Group maintains or is a party to or contributes to, or is obligated to maintain or be a party to or contribute to, or has ever maintained or been a party to or contributed to, nor entered into an agreement with respect to, any compensation plan, fund, arrangement or practice, whether or not in writing and whether or not enforceable, including, without limitation, any retirement, deferred compensation, incentive compensation, pension, profit sharing, thrift, stock bonus, stock purchase, stock grant, stock option, phantom stock or bonus program, which provides for or promises benefits to any current or former officer, consultant, director or employee of the Company or of any other member of the Controlled Group, that is not a Welfare Plan (as hereinafter defined), a Pension Plan (as hereinafter defined) or an Employee Program (as hereinafter defined).

         B.  Company and U.S. Subsidiaries

                  (a) Delivery of Benefit Plan Materials. With respect to each of the plans, funds, arrangements or practices, set forth in the schedules identified below ("Benefit Plans"), the Company has heretofore delivered to Parent true and complete copies of: (A) all plan documents relating to the Benefit Plan and all amendments thereto and, where applicable, related trust agreements and group annuity contracts, and all amendments thereto, and insurance policies, certificates and related documents, and current financial statements, (B) all material contracts relating to the Benefit Plan, including, without limitation, insurance contracts, investment management agreements, subscription and participation agreements and record keeping agreements; (C) in the case of a Pension Plan (as defined below) which is a defined benefit plan, the three most recent actuarial reports or valuations relating to the Benefit Plan; (D) the most recent Summary Plan Description of the Benefit Plan and any Summary of Material Modifications or other writings furnished to employees with respect to the Benefit Plan; (E) the three most recent annual returns/reports in the Form 5500 series relating to the Benefit Plan, and any amendments thereto, as filed with the Internal Revenue Service, together with all enclosures and attachments thereto, including, without limitation, audited financial statements, and related Summary Annual Reports; (F) with respect to each Pension Plan (as defined below) intended to qualify under the Code, the most recent Internal Revenue Service determination letter determining that the Benefit Plan is qualified for federal income tax purposes under Section 401(a) or Section 403(a) of the Code and that any related trust is exempt from taxation under
Section 501(a) of the Code, and complete copies of the application for such determination letter, including all correspondence, attachments and supplemental materials and information furnished to the Internal Revenue Service with respect to the Benefit Plan; and (G) any and all collective bargaining agreements under which the Benefit Plan is maintained.

                  (b) Employee  Welfare  Benefit  Plans.  Except as disclosed in
Schedule 3.18(B)(b) hereto, neither the Company nor any other member of the Controlled Group directly or indirectly maintains, or is a party to or contributes to, or is obligated to maintain or be a party to or contribute to, or has ever maintained or been a party to or contributed to, any employee welfare benefit plan, fund, arrangement or practice, whether or not in writing, which provides or promises to provide employee benefits including, without limitation, benefits payable by reason of termination of employment (other than benefits provided by a Pension Plan as defined below) to employees or former employees employed in the United States by the Company or any other member of the Controlled Group or their dependents or other individuals, including, without limitation, health, accident, disability, cafeteria, dependent care, employee assistance, unemployment severance benefits, fringe benefits, or life insurance or other death benefits, or any "employee welfare benefit plan" as defined in Section 3(1) of ERISA, whether formal or informal, written.

                  With respect to each plan, fund, arrangement or practice listed in Schedule 3.18(B)(b) ("Welfare Plan"), except as disclosed in Schedule 3.18(B)(b): (A) the Welfare Plan is, and has at all times been, operated in compliance in all material respects with its governing documents (except as otherwise required by applicable law), ERISA, the Code, all regulations, rulings and announcements promulgated or issued under ERISA and the Code, and all other applicable law, including, without limitation, the reporting and disclosure requirements of ERISA; (B) neither the Company, nor any other member of the Controlled Group, nor the Welfare Plan, nor, to the Company's and the Shareholders' knowledge, any "party in interest" (as defined in Section 3(14) of ERISA) or "disqualified person" (as defined in Section 4975 of the Code), nor, to the Company's and the Shareholders' knowledge, any fiduciary with respect to the Welfare Plan, nor, to the Company's and the Shareholders' knowledge, any other party, has engaged in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) other than a transaction subject to a statutory or administrative exemption; (C) all contributions, premiums or benefit payments required to be made to or on behalf of the Welfare Plan by law, contract or the terms of the Welfare Plan have been made, and all expenses relating to contributions, premiums or benefit payments due or owing with respect to the Welfare Plan have been properly accrued and reflected in the Base Balance Sheet; (D) except for the processing of routine claims in the ordinary course of administration, there is no pending, or, the Company's knowledge, anticipated or threatened litigation, arbitration, or claim, by or against or otherwise involving the Welfare Plan or any fiduciary thereof in respect of the Welfare Plan, nor is there any judgment, decree, injunction, rule or order of any court, governmental body, commission, agency or arbitrator, outstanding against or in favor of or otherwise involving the Welfare Plan or any fiduciary thereof in respect of the Welfare Plan; (E) the Welfare Plan is not a "voluntary employees' beneficiary association" (as defined in Section 501(c)(9) of the Code ("VEBA")) nor is there any related trust or arrangement described in Section 501(c) of the Code which is intended to be exempt from taxation under Section 501(a) of the Code; (F) the Welfare Plan, if funded, and any related trust, is in compliance with Sections 419 and 419(A) of the Code and, if intended to be a VEBA, is in compliance with Section 501(c)(9) of the Code; (G) the Welfare Plan, if a group health plan within the meaning of Section 607(1) of ERISA and Section 5000(b)(1) of the Code, is and at all times has been in compliance with Sections 601 through 608 of ERISA and Section 4980B of the Code; (H) there is no "disqualified benefit" (as such term is defined in Section 4976(b) of the Code) which would subject the Company or any other member of the Controlled Group or Parent or Sub to a tax under Section 4976 of the Code; (I) if the Welfare Plan is intended to meet the requirements for tax favored treatment under Subchapter B of Chapter 1 of the Code, it meets such requirements; (J) the Welfare Plan may be amended or terminated by Parent or the Company on or at any time after the Closing Date, without liability to any person; (K) the Welfare Plan, if a group health plan within the meaning of Section 706(a) of ERISA and Section 9832(a) of the Code, is in compliance with Sections 701 through 707 of ERISA and Sections 4980D and 9801 through 9803 of the Code; and (L) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder will not result in any obligation or liability of the Company or any other member of the Controlled Group, or of Parent or Sub to the Welfare Plan or to any employee, former employee or other person.

                  Except as required under Sections 601 through 608 of ERISA or by other applicable law, neither the Company nor any other member of the Controlled Group provides or has ever provided health benefits to any retiree, other former employee or dependent or survivor of a retiree or other former employee.

                  (c) Employee  Pension  Benefit  Plans.  Except as disclosed in
Schedule 3.18(B)(c) hereto, neither the Company nor any other member of the Controlled Group directly or indirectly maintains, or is a party to or contributes to, or is obligated to maintain, be a party to or contribute to, or has ever maintained or been a party to or contributed to, any deferred compensation plan or any plan, fund, arrangement or practice, whether formal or informal, whether or not in writing, and whether or not legally binding, that is or may be an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) or any "multiemployer plan" (as defined in Section 3(37) or 4001(a)(3) of ERISA), nor has the Company nor any other current or former member of the Controlled Group withdrawn from any such multiemployer plan in a complete or partial withdrawal within the meaning of Title IV of ERISA.

                  With respect to each plan, fund, arrangement or practice listed in Schedule 3.18(B)(c) ("Pension Plan"): (A) each Pension Plan that is intended to be qualified under Section 401(a) or 403(a) of the Code has received a favorable determination letter which is currently effective, and no fact or circumstance exists or has existed at any time which would adversely affect the qualified status of the Pension Plan or any trust through which the Pension Plan is funded; (B) the Pension Plan is, and at all times has been, operated in compliance in all material respects with its governing documents (except as otherwise required by applicable law), ERISA, the Code, all regulations, rulings and announcements promulgated or issued under ERISA and the Code, and all other applicable law, including, without limitation, the reporting and disclosure requirements of ERISA; (C) the Pension Plan has not suffered an "accumulated funding deficiency" (as defined in Section 302(a)(2) of ERISA or Section 412(a) of the Code) whether or not waived; (D) if the Pension Plan is subject to Title IV of ERISA, the present value of all accrued benefits under the Pension Plan does not exceed the present value of the assets of such Pension Plan allocable to such accrued benefits, based upon reasonable actuarial assumptions utilized for the Pension Plan in its most recent actuarial valuation; (E) neither the Company nor any other member of the Controlled Group, nor the Pension Plan, nor, to the Company's and the Shareholders' knowledge, any "party in interest" (as defined in Section 3(14) of ERISA) or "disqualified person" (as defined in
Section 4975 of the Code), nor, to the Company's and the Shareholders' knowledge, any fiduciary with respect to the Pension Plan, nor, to the Company's and the Shareholders' knowledge, any other party, has engaged in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) other than a transaction subject to statutory or administrative exemption; (F) if the Pension Plan is subject to Title IV of ERISA, it has not been subject to a "reportable event" (as defined in Section 4043(b) of ERISA), the reporting of which has not been waived by regulation; (G) no termination or partial termination of the Pension Plan within the meaning of Section 4042 of ERISA or
Section 411(d)(3) of the Code has occurred, and no condition exists that would constitute grounds for the termination or partial termination of the Pension Plan; (H) all material contributions, premiums and benefit payments required to be made to or on behalf of the Pension Plan by law, contract or the terms of the Pension Plan have been made, and all expenses relating to contributions, premiums or benefit payments due or owing with respect to the Pension Plan have been properly accrued and reflected in the Company's financial statements as of the Closing Date; (I) except for the processing of routine claims in the ordinary course of administration, there is no pending, or to the Company's and the Shareholders' knowledge, anticipated or threatened litigation, arbitration, or claim by or against or otherwise involving the Pension Plan or any fiduciary thereof, nor is there any judgment, decree, injunction, rule or order of any court, governmental body, commission, agency or arbitrator, outstanding against or in favor of or otherwise involving the Pension Plan or any fiduciary thereof in respect of the Pension Plan; (J) if the Pension Plan is subject to Title IV of ERISA, all premiums due to the Pension Benefit Guaranty Corporation ("PBGC") for plan termination insurance have been paid in full on a timely basis, and a variable rate premium was not due as of the most recent premium due date; (K) neither the Company nor any other member of the Controlled Group has incurred or expects to incur, either directly or indirectly, any liability under Title IV of ERISA, including, without limitation, any withdrawal liability within the meaning of Title IV of ERISA with respect to any multiemployer plan (as defined in Section 4001(a)(3) of ERISA), but excluding liability for premiums to the PBGC; (L) the Pension Plan may be amended or terminated by Parent or the Surviving Corporation on or at any time after the Closing Date without material liability to any person; and (M) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder will not result in any material obligation or liability, individually or in the aggregate, of the Company or any other member of the Controlled Group, or of Parent or Sub to the Pension Plan or to any employee, former employee or other person.

                  Neither the Company nor any other member of the Controlled Group maintains an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the Code) or a tax credit employee stock ownership plan (within the meaning of Section 409(a) of the Code).

                  Neither the Company nor any other member of the Controlled Group has any "leased employees" (as defined in Section 414(n) of the Code) who must be taken into account for the requirements of Section 414(n)(3) of the Code.

                  Nothing in this Section 3.18(B) applies to the Employee Programs (as hereinafter defined in Section 3.18(C).

         C.       Larco:

                  (a) Schedule 3.18(C)(a) sets forth all the employee benefit, health, welfare, supplemental unemployment benefits, bonus, pension, profit sharing, deferred compensation, stock compensation, stock purchase, retirement, hospitalization insurance, medical, dental, legal, disability and similar plans or arrangements or practices relating to the employees employed by Larco (the "Employees") which are currently maintained or were maintained, at any time in the last five calendar years (the "Employee Programs").

                  (b) All of the Employee Programs are and have been registered, invested and administered, in all material respects, in accordance with all laws, regulations, orders or other legislative, administrative or judicial promulgations applicable to the Employee Programs ("Applicable Laws") and in accordance with all understandings, written or oral, between the Company, Larco and the Employees. To the Company's or Larco's knowledge, no fact or circumstance exists that could adversely affect the tax-exempt status of an Employee Program.

                  (c) All obligations regarding the Employee Programs have been satisfied, there are no outstanding defaults or violations by any party thereto and no taxes, penalties or fees are owing or exigible under any of the Employee Programs.

                  (d) To the Company's or Larco's knowledge, no Employee Program, nor any related trust or other funding medium thereunder, is subject to any pending investigation, examination or other proceeding, action or claim initiated by any governmental agency or instrumentality, or by any other party (other than routine claims for benefits), and there exists no state of facts which after notice or lapse of time or both could reasonably be expected to give rise to any such investigation, examination or other proceeding, action or claim or to affect the registration of any Employee Program required to be registered.

                  (e) All contributions or premiums required to be made by the Company and/or Larco under the terms of each Employee Program or by Applicable Laws have been made in a timely fashion in accordance with Applicable Laws and the terms of the Employee Programs, and none of the Company or any of the Subsidiaries has, and as of Closing will not have, any liability (other than liabilities accruing after the Closing Date) with respect to any of the Employee Programs. Contributions or premiums will be paid by the Company and the Subsidiaries on an accrual basis for the period up to Closing even though not otherwise required to be made until a later date in respect of the period that includes Closing.

                  (f) No amendments have been made to any Employee Program and no improvements to any Employee Program have been promised and, except where required by Applicable Laws, no amendments or improvements to an Employee Program will be made or promised after the date hereof and prior to the Closing Date by the Company or Larco. There have been no improper withdrawals, and, to the knowledge of the Company and Larco, there have been no improper applications or transfers of assets from any Employee Program or the trusts or other funding media relating thereto.

                  (g) The Company has furnished or made available to Parent true, correct and complete copies of all plan text relating to the Employee Programs as amended as of the date hereof together with all related documentation including, without limitation, funding agreements, actuarial reports, (if any) funding and financial information returns and statements, copies of material correspondence with all regulatory authorities with respect to each Employee Program in the possession of the Company or Larco and plan summaries, booklets and personnel manuals.

                  (h) To the knowledge of the Company or Larco, none of the Employee Programs enjoys any special tax status under the Income Tax Act (Canada) or under other applicable legislation, nor have any advance tax rulings been sought or received in respect of the Employee Programs. All employee data necessary to administer each Employee Program has been provided or made available by the Company to Parent and, to the knowledge of the Company or Larco, is true and correct as of the date hereof and the Company will notify Parent of any material changes thereto occurring prior to the Closing Date. To the knowledge of the Company or Larco, no insurance policy or any other contract or agreement affecting any Employee Program requires or permits a retroactive increase in premiums or payments due thereunder. The level of insurance reserves held for the account of Larco under each insured Employee Program is reasonable and sufficient to provide for all incurred but unreported claims.

                  (i) Except as disclosed in Schedule 3.18(C)(a), none of the Employee Programs provides benefits to retired employees or to the beneficiaries or dependents of retired employees.

                  SECTION 3.19  Litigation  and Claims.  Except as summarized in
Schedule 3.19 hereto, there is no pending or, to the Company's knowledge, threatened action, suit, proceeding, claim, investigation or notice by or against the Company or any of the Subsidiaries whether or not covered by insurance, and there is no outstanding order, notice, writ, injunction or decree of any court, government or governmental agency against or affecting the Company or any of the Subsidiaries. The resolution of the matters referred to in
Schedule 3.19 will not have a material adverse effect on the Company or any of the Subsidiaries taken as a whole. To the Company's knowledge, there are no incidents or occurrences (whether or not covered by insurance) of any kind which may give rise to material claims against the Company or any of the Subsidiaries, whether or not covered by insurance.

                  SECTION 3.20 Insurance. Included in Schedule 3.20 hereto is a list of all policies of property, fire, liability, life and other forms of insurance, and indemnity bonds, carried by the Company or any Subsidiary identifying the nature of risks covered and the amount of coverage in each case. The amount of coverage for each such policy has been equal to or greater than the amount required by contracts entered into by the Company or any of the Subsidiaries. All such policies are in full force. The Company believes that the Company and each of the Subsidiaries are adequately insured against the kinds of risks usually incurred by corporations of similar size engaged in the same or similar business. Since March 26, 1997, the Company and each Subsidiary has given due and timely notice of any claim and of any occurrence known to the Company which may give rise to a claim which may be covered by any such insurance and has otherwise complied with the provisions of such policies. The liability of the Company and its Subsidiaries arising out of the lawsuit referred to as number 5 on Schedule 3.19 is covered by the Company's insurance coverage subject to the deductible and maximum coverage set forth in Schedule 3.19.

                  SECTION 3.21 Compliance with Applicable Laws. The Company and each Subsidiary holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of its business (the "Company Permits"). The Company and each Subsidiary is in compliance with the terms of the Company Permits. Except as disclosed in
Schedule 3.21 hereto, neither the Company nor any Subsidiary is in material violation of any Applicable Laws and no notice has been received from any Governmental Entity alleging such violation.

                  SECTION 3.22 Warranty and Product Matters.

                  (a) Except as set forth on Schedules 3.19 and 3.22 (i) there has not been any "Products Liability Claim" (as hereafter defined) since March 26, 1997, and, to the Company's knowledge, prior hereto, except for routine claims for warranty repair and service; (ii) since March 26, 1997, and, to the Company's knowledge, prior thereto, there has not been any product recall, rework, retrofit or post-sale warning (collectively, "Recalls") by the Company or any Subsidiary concerning any products made or distributed by any of them or any investigation or consideration of the Company or any Subsidiary concerning whether to undertake or not to undertake any Recalls; and (iii) there are no material defects in design, manufacturing, materials, or workmanship, including, without limitation, any failure to warn which involve any product made or distributed by the Company or any Subsidiary, except for defects which are or have been or may be adequately satisfied and remedied by ordinary warranty repairs and replacements and without any obligation of the Company or any Subsidiary to pay material damages in connection therewith.

                  (b) For purposes of this Section 3.22, the term "Products Liability Claim" shall mean any accident, happening or event which is caused or allegedly caused by any alleged hazard or alleged defect in manufacture, design, materials or workmanship including, without limitation, any alleged failure to warn or any breach of express or implied warranties or representations with respect to, or any such accident, happening or event otherwise involving, a product (including any parts or components) made or distributed by the Company or any Subsidiary on or prior to the Closing Date which results or is alleged to have resulted in injury or death to any person or damage to or destruction of property, or other consequential damages.

                  SECTION 3.23 Finders' Fees. Except as set forth in Schedule 3.23, no person acting on behalf of the Company, any Subsidiary or any of the Shareholders has claims to, or is entitled to, under any contract or otherwise, any payment as a broker, finder or intermediary in connection with the origin, negotiation, execution or consummation of the transactions provided for in this Agreement or the Related Agreements.

                  SECTION 3.24 Transactions with Certain Persons. Except as disclosed on Schedule 3.24 hereto, no current or, to the Company's knowledge, no former director, officer, employee or shareholder of the Company, any of the Subsidiaries or any of their Affiliates (as defined below) or family members or trusts for the benefit of any such person or persons has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Company or any of the Subsidiaries and there have been no transactions between the Company and any current or, to the Company's knowledge any former director, officer, employee or shareholder of the Company, any of the Subsidiaries or any of their Affiliates except employment arrangements as disclosed in this Agreement or the Schedules hereto. As used in this Agreement, the word "Affiliate" shall have the same meaning as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  SECTION 3.25 General Representation and Warranty. Neither this Agreement nor any Schedule or other documents and information furnished by or on behalf of the Company or the Shareholders in connection with this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading.


                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

Each of Parent and Sub represents and warrants to the Company and each Shareholder as follows:

                  SECTION 4.01 Organization. Each of Parent and the Significant Subsidiaries (as hereinafter defined) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority, corporate and all other necessary governmental approvals to own, lease and operate its properties and to carry on its business as now and heretofore being conducted except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not have a material adverse effect on Parent. Parent and each of its Significant Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not in the aggregate have a material adverse effect on Parent. As used in this Agreement, the Significant Subsidiaries shall mean Sub and each other subsidiary of Parent that is a "significant subsidiary" as described in Rule 12b-1 of the Exchange Act.

                  SECTION 4.02 Capital Stock. As of the date hereof, the authorized capital stock of Parent consists of: (i) 50,000,000 shares of Parent Common Stock of which, as of August 14, 1998, 13,756,858 shares were issued and outstanding and no shares were held in treasury; and (ii) 1,000,000 shares of preferred stock, par value $1.00 per share, of which, as of August 14, 1998, none were issued and outstanding. As of August 14, 1998, 198,500 shares of Parent Common Stock were reserved for issuance upon exercise of outstanding options pursuant to Parent's stock options plan ("Parent Stock Plan") and
250,000 shares of Parent Preferred Stock were reserved for issuance in accordance with Parent Rights Agreement. The authorized capital stock of Sub consists of 1000 shares of common stock, par value $1.00 per share, all of which are validly issued, fully paid and nonassessable and are owned by Parent. All outstanding shares of Parent Common Stock and Sub Common Stock are, and all shares of Parent Common Stock which are to be issued pursuant to the Merger will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and, except as provided by Section 630 of the New York Business Corporation Law ("NYBCL"), non-assessable and free of any preemptive rights with respect thereto. As of the date hereof, no Voting Debt of Parent is issued or outstanding. Except as set forth above and except in connection with Parent Rights Agreement and this Agreement, as of August 14, 1998 there are no existing options, warrants, calls, subscriptions or other rights or other agreements or commitments of any character relating to the issued or unissued capital stock or Voting Debt of Parent or obligating Parent to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interests in, Parent or securities convertible into or exchangeable for such shares or equity interests or obligating Parent to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement or commitment.

                  SECTION 4.03 Corporate Authority. Parent and Sub have all requisite power and authority, corporate and other, to execute and deliver this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the Merger and of the other transactions contemplated hereby and thereby have been duly and effectively authorized by all necessary corporate action on the part of Parent or Sub and no other corporate proceedings on the part of Parent and Sub are necessary to authorize this Agreement and the Related Agreements or to consummate the transactions contemplated hereby and thereby. This Agreement and the Related Agreements have been duly executed and delivered by Parent and Sub, as the case may be, and constitute valid and binding obligations of Parent and Sub, enforceable against each of them in accordance with their respective terms subject to the Enforceability Qualifications.

                  SECTION  4.04 No  Violation.  Except as  described in Schedule
4.04 or as contemplated by Section 4.05, the execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby will not result in any Violation pursuant to (i) any provision of the Certificate of Incorporation, as amended, or By-laws, as amended, of Parent or the Certificate of Incorporation or By-laws of Sub or (ii) any provision of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license or (iii) any Applicable Laws applicable to Parent or Sub or their respective properties or assets, which Violation, in the case of each of clauses (ii) and (iii), would have a material adverse effect on Parent or the transactions contemplated hereby.

                  SECTION 4.05 Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement and the Related
Agreements by Parent and Sub or the consummation by Parent or Sub of the transactions contemplated hereby and thereby, the failure to obtain which would have a material adverse effect on Parent or the transactions contemplated hereby, except for:

                     (i) the filing of a pre-merger notification report by Parent under the HSR Act,

                     (ii) the filing of such documents with, and the qualification with, the various state securities authorities under state securities or legal investment laws (the "Blue-Sky Laws"), that may be required in connection with the transactions contemplated by this Agreement (the "Blue-Sky Filings"),

                     (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL and the filing of appropriate documents with the relevant authorities of other states in which Parent and Sub are qualified to transact business; and

                      (iv) the Local Approvals.

                  SECTION 4.06  SEC Filings; Financial Statements.

                  (a) Parent has filed all forms, reports and documents required to be filed with the United States Securities and Exchange Commission ("SEC") since April 1, 1996, and has heretofore delivered or made available to Company in the form filed with the SEC, together with any amendments thereto, its (i) Annual Reports on Form 10-K for the fiscal years ended March 31, 1997 and 1998,
(ii) all proxy statements relating to Parent's last two meetings of shareholders, (iii) Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 1998, and (iv) all other reports or registration statements filed by Parent with the SEC since January 1, 1998 (collectively, the "Parent SEC Reports"). The SEC Reports (i) were prepared substantially in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, as the case may be, and the rules and regulations promulgated under each of such respective acts, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Parent does not believe that it will experience materially adverse financial performance for the quarter beginning on January 1, 1999.

                  (b) The financial statements, including all related notes and schedules, contained in the Parent SEC Reports (or incorporated by reference therein) fairly present the consolidated financial position of Parent and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of Parent and its Subsidiaries for the periods indicated in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject in the case of interim financial statements to normal year-end adjustments.

                  SECTION 4.07 Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Reports filed prior to the date hereof and on
Schedule 4.07, since December 31, 1998, Parent and its Subsidiaries have not incurred any material liability, except in the ordinary course of their businesses, and there has not been any change, or any event involving a prospective change, in the business, financial condition or results of operations of Parent and its Subsidiaries which has had, or is reasonably likely to have, a Material Adverse Effect on Parent, and Parent and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices.

                  SECTION 4.08 Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

                  SECTION 4.09 Finders' Fees. No person acting on behalf of Parent or Sub has claims to, or is entitled to, under any contract or otherwise, any payment as a broker, finder or intermediary in connection with the origin, negotiation, execution or consummation of the transactions provided for in this Agreement or the Related Agreements.

                  SECTION 4.10 General Representation and Warranty. Neither this Agreement nor any Schedule or other documents and information furnished by or on behalf of Parent in connection with this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

                  SECTION 4.11 Environmental Reports. Parent and Sub represent that they have engaged an environmental consultant to conduct an environmental assessment of the Premises. Parent and Sub have received reports from the environmental consultant that identify certain environmental conditions and environmental compliance issues at the Premises. Parent and Sub will be responsible for all fees and expenses charged by such environmental consultant.

                  SECTION 4.12 Date Calculation. The computer systems and software used by Parent and any other equipment or products used by Parent that use software or embedded chips (the "Parent's Equipment") will accurately accept, create, manipulate, sort, store, output and otherwise process calendar-related data from, into and between the twentieth and twenty-first centuries and will operate before, during and after the year 2000 without error relating to calendar-related or "date" data (including data received from or passed to other computer systems or programs), including without limitation error that relates to, or is the result of, calendar-related data that represents or refers to different centuries or to more than one century or that reflects the existence of a leap year. Without limiting the generality of the foregoing, the Parent's Equipment will not, because of calendar-related or "date" data (including without limitation data that represents or refers to different centuries or to more than one century or that reflects the existence of a leap year), cease prematurely or abnormally to function before completing its intended operation or generate invalid or incorrect results. The Parent's Equipment is capable, or is in the process of being made (and is scheduled to be made) capable on a timely basis, of storing explicit values with respect to century data and uses a four-digit year in all date data elements, whether internal to the software logic, external at interfaces with other programs or stored on-line or off-line, and recognizes and correctly processes dates for leap year. The next date when the manipulation of calendar-related data could cause any of the Parent's Equipment to cease prematurely or abnormally to function or to generate invalid or incorrect results is at least 50 years from the date of this Agreement.

                  SECTION 4.13  Federal Income Tax Representations.

                  (a) Prior to the Merger, Parent will be in control of Sub within the meaning of Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code").

                  (b) Parent has no present plan or intention to cause Company to issue additional shares of its stock that would result in Parent losing control of the Surviving Corporation within the meaning of Section 368(c) of the Code.

                  (c) Parent has no present plan or intention to reacquire any of its stock issued in the Merger, except for any escrowed shares pursuant to
Section 12.01(i).

                  (d) Parent has no present plan or intention to liquidate the Surviving Corporation; to merge the Surviving Corporation with or into another corporation; to sell or otherwise dispose of the stock of the Surviving Corporation except for a merger with or transfers of stock to another corporation controlled by Parent; or to cause the Surviving Corporation to sell or otherwise dispose of any of its assets, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by Parent.

                  (e) Following the Merger, Parent's present intent is that the Surviving Corporation will continue the historic business of Company or use a significant portion of the historic business assets of Company in a business.

                  (f) Parent does not own, nor has it owned during the past five years, any shares of stock of Company.

                  (g) Each of Parent and Sub is undertaking the Merger for a bona fide business purpose and not merely for the avoidance of federal income tax.

                  (h) Sub will have no liabilities assumed by Company, and will not transfer to Company any assets subject to liabilities, in the Merger.

                  (i) Neither Parent nor Sub is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

                  (j) The payment under Section 2.02(e) of this Agreement of cash in lieu of fractional shares of Parent Common Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration.

                  (k) As of the Effective Time, the fair market value of the assets of Sub will exceed the sum of Sub's liabilities plus the amount of other liabilities, if any, to which Sub's assets are subject.

                  (l) Parent has no present plan or intention to settle at a discount any intercompany indebtedness existing between Company and Parent or between Sub and Company.

                  (m) No stock of Sub will be issued in the Merger.

                  (n) As of the Effective Time, the Parent Common Stock does not constitute nonqualified preferred stock as defined in Section 351(g)(2) of the Code.
                                    ARTICLE V

                       CERTAIN REPRESENTATIONS, WARRANTIES
                        AND COVENANTS OF THE SHAREHOLDERS

                  SECTION  5.01  Shareholder  Representations,   Warranties  and
Covenants. Each of the Shareholders represents, warrants and covenants to Parent, and to Sub as follows:

                  (i) such  Shareholder  is the sole and  exclusive  record  and beneficial owner of the shares of the Company Common Stock or Exchangeable Shares set forth opposite such Shareholder's name in Schedule 3.02 hereto, free and clear of any claims, Liens, pledges, options, rights of first refusal or other encumbrances or restrictions of any nature whatsoever (other than pursuant to the Shareholders' Agreement), and, except as set forth on Schedule 3.02 hereto, there are no agreements, arrangements or understandings with respect to the Company any Subsidiary or securities issued by the Company or any Subsidiary to which such Shareholder is a party;

                  (ii) except as specifically provided Section 5.04 with respect to the Exchangeable Shares, such Shareholder shall not sell, transfer or otherwise dispose of or in any way encumber any of such Shareholder's shares of the Company Common Stock or Exchangeable Shares prior to the Effective Time and shall take no action inconsistent with the approval and consummation of this Agreement, the Related Agreements and the transactions contemplated hereby and thereby;

                  (iii) such Shareholder has all necessary legal capacity, right, power and authority to execute and deliver this Agreement and the Related Agreements executed by such Shareholder and to consummate the transactions contemplated hereby and thereby, and this Agreement and the Related Agreements executed by such Shareholder constitute valid and binding obligations of such Shareholder enforceable against such Shareholder in accordance with their respective terms, and

                   (iv) the execution and delivery of this Agreement and the Related Agreements by such Shareholder and the consummation of the transactions contemplated hereby and thereby will not result in any Violation pursuant to (A) any provision of any note, bond, indenture, mortgage, security agreement, lease franchise, permit, agreement or other instrument or obligation to which such Shareholder is a party, or by which such Shareholder or any of such

Shareholder's properties or assets may be bound, or result in the creation of any material Lien, or other right of any third party of any kind whatsoever upon the properties or assets of such Shareholder pursuant to the terms of any such instrument or obligation, which Violation would have a material adverse effect on such Shareholder's ability to perform such Shareholder's obligations under this Agreement or the Related Agreements, or (B) Applicable Laws applicable to such Shareholder or such Shareholder's properties or assets.

                  SECTION 5.02 Restrictive Legends. The Shareholders hereby acknowledge and agree that the transfer agent for Parent Common Stock shall have the authority to place the legend, substantially in the following form, on each certificate representing shares of Parent Common Stock issued to any Shareholder pursuant to the Merger:

                  "The sale, transfer or other disposition of shares represented by this certificate is not permitted unless effected pursuant to an effective registration statement or compliance with Rule 145 of the Securities Act of 1933, as amended.

                  SECTION 5.03 Accredited Investor Status. Each Shareholder is an "accredited investor" as that term is defined in Rule 501(a) promulgated under the Securities Act.

                  SECTION 5.04 Exchangeable Shares. All the parties agree that immediately prior to the Effective Time, without the necessity of any further action by any of the parties hereto, all Exchangeable Shares shall for all purposes be thereupon deemed to be exchanged for and converted into the shares of Company Common Stock into which they are exchangeable.


                                   ARTICLE VI

                  COVENANTS OF THE COMPANY AND THE SHAREHOLDERS

                  SECTION 6.01 Conduct of Business Pending Closing. From the date of this Agreement to the Closing Date:

                  (a) Negative Covenants. Except as otherwise expressly provided by this Agreement or as Parent may otherwise consent to in writing, the Company shall not and shall cause each of the Subsidiaries not to, engage in any activity or enter into any transaction outside of the ordinary and usual course of its business or which would be inconsistent with its past practice or with the terms of this Agreement or which would render inaccurate as of the Closing Date any of the representations and warranties set forth in Article III as if such representations and warranties were made at and as of the Closing Date. Without limiting the generality of the foregoing, the Company shall not and shall cause each of the Subsidiaries not to, do any of the following: (i) undergo any change in its condition (financial or other), properties, assets, liabilities, business or operations except changes in the ordinary and usual course of its business and consistent with its past practice and which have not been, either in any case or in the aggregate, materially adverse to its condition (financial or other), properties, assets, liabilities, business, operations or prospects; (ii) declare, set aside, or pay any dividend or other distribution in respect of its capital stock or make any direct or indirect redemption, purchase or other acquisition of any shares of its capital stock or make any payment to the Shareholders except payments of employment compensation in the ordinary and usual course of the Business consistent with past practice;
(iii) issue, grant or sell any shares of its capital stock or any options, warrants or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares or take any action to reclassify or recapitalize or split up its capital stock; (iv) except as provided in its agreements with lenders identified in Schedule 3.05, mortgage, pledge or subject to any material Lien, lease, security interest, encumbrance, or other restriction, any of its properties or assets or to such restriction outside of the ordinary course of its business whether or not material; (v) acquire or dispose of any interest in any asset or property except the purchase of materials and supplies and the sale of inventory in the ordinary and usual course of its business and consistent with its past practice; (vi) forgive or cancel any debt or claim (other than accounts receivable write offs in Schedule
3.16 or in the ordinary course of business), waive any right, or, except in the ordinary and usual course of its business and consistent with its past practice incur or pay any liability or obligation; (vii) except as required by this Agreement, adopt or amend any Employee Program, profit sharing plan, agreement, arrangement or practice for the benefit of any director, officer or employee or change the compensation (including bonuses) to be paid to any director, officer or employee; (viii) suffer any damage, destruction or loss (whether or not covered by insurance); (ix) amend or terminate any material contract, agreement or lease other than renewals in the ordinary course of business; (x) experience any material labor difficulty, or loss of employees or customers; (xi) enter into any collective bargaining agreement; (xii) sell or grant or transfer to any party or parties any license, or grant an option to acquire a license to manufacture or sell any of the products of the Company or any of the Subsidiaries, or to use any trademark, service mark, trade name, copyright, patent or pending application for any of the foregoing, or any trade secret or know-how of the Company or any of the Subsidiaries; (xiii) amalgamate, merge or consolidate or enter into a binding share exchange or any other business combination or acquire any stock, equity interest or business of any other person or undertake a corporate reorganization; (xiv) declare any bonus or increase in the salary or compensation of any employee except in the ordinary course of business consistent with past practices or as disclosed in the Disclosure Schedules; (xv) change the accounting methods or practices followed by it; (xvi) amend its Certificate of Incorporation or By-Laws or those of any of the Subsidiaries or (xvii) without limiting the generality of any of the foregoing, enter into any transaction except in the ordinary and usual course of its business and consistent with its past practice; (xviii) or agree to, permit or suffer any of the acts, transactions or other things described in Subsections
(i) through (xvii) of this Section 6.01.

                  (b) Conduct of Business. The Company and the Shareholders shall each use their reasonable best efforts to cause the Company and each of the Subsidiaries to preserve intact its business organization, to retain its present officers and employees and to preserve its good will with all suppliers, customers, employees and others having business relations with it.

                  (c) Access to Information. The Company and each of the Subsidiaries shall afford Parent and its representatives access, during normal business hours and upon reasonable notice, to all of the assets, properties, books, records, and agreements of the Company or any of the Subsidiaries, and shall furnish to Parent and its representatives all other information concerning its business, properties and personnel as Parent may reasonably request. The confidentiality and other obligations of the parties referred to in Section
13.04 hereof shall be applicable to all such information. The Company shall cooperate with Parent in visiting or contacting employees and customers of, and persons having other business relationships with the Company or any of the Subsidiaries as Parent shall specify prior to the Closing. The Company shall also cooperate with Parent in an inspection of the Premises and all improvements thereon, including, without limitation, an environmental audit of the Premises.

                  (d) Transfers or Restrictions. No Shareholder shall sell, transfer or otherwise dispose of any of the shares of the Company common stock or any interest therein or subject the same to any Lien.

                  SECTION 6.02 Change in Representations and Warranties. In the event the Company or any Shareholder learns that any of the representations and warranties of the Company or Shareholders contained in or referred to in this

Agreement is or will become inaccurate, such party shall give prompt detailed written notice thereof to Parent.

                  SECTION 6.03 Acquisition Proposals. Until the earlier of (i) May 30, 1999 or (ii) the termination of this Agreement pursuant to Article XI, Shareholders, the Company and each of the Subsidiaries and their respective representatives will not initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to shareholders of the Company) with respect to a merger, consolidation, binding share exchange or any other business combination or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of the Company or any of the Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"), engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. Shareholders, the Company and each of the Subsidiaries will terminate any existing activities, discussion or negotiations with any parties conducted heretofore with respect to any of the foregoing. Shareholders, the Company and each of the Subsidiaries will notify Parent promptly if any such inquiries or proposals are received, any such information is requested, or any such negotiations or discussions are sought to be initiated or continued. The Shareholders represent and acknowledge that compliance with Section 6.03 does not affect the fiduciary obligations of directors of the Company because such Shareholders have agreed to vote for the transactions contemplated hereby.

                  SECTION 6.04 Certain Shareholder Obligation Efforts. The Shareholders shall cause the Company to comply with its obligations under this
Article VI from the date hereof through the Effective Time.

                  SECTION 6.05 Shareholders Approval. The Company shall call a meeting of its shareholders to be held as promptly as practicable for the purpose of obtaining the requisite shareholder approval of this Agreement and the transactions contemplated hereby. The Company will, through its Board of Directors, recommend to its shareholders approval of this Agreement.

                  SECTION 6.06 Rule 145 Affiliates. Prior to the Closing Date the Company shall deliver to Parent a letter substantially in the form attached hereto as Schedule 6.06(a), identifying all persons who may be, at the time this Agreement is submitted for approval to the shareholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act.

The Company shall cause each such person to deliver to Parent on or prior to the Closing Date a written agreement, substantially in the form attached as Schedule 6.06(b) hereto.

                  SECTION 6.07 Parent's Expenses. In the event that this Agreement is terminated because of a failure of the Shareholders to approve this Agreement (such termination being referred to as a "Section 6.07 Event") and Parent is not in material violation of this Agreement, then the Company shall, within three business days following notification by Parent to the Company of the Section 6.07 Event, reimburse Parent up to $200,000 for out-of-pocket fees and expenses incurred by Parent in connection with the transactions contemplated by this Agreement. The existence of Parent's rights under this Section 6.07 does not constitute an election of remedies or in any way limit or impair Parent's right to pursue any other remedy against the Company or the Shareholders to which Parent may be entitled under this Agreement, at law or in equity, or otherwise.

                  SECTION 6.08 Company Options. Within 10 days after the date of execution of this Agreement, the Company shall, if necessary, amend the Company Plan to provide that, upon the Effective Time, each Company Option shall be converted into an option to purchase that number of shares of Parent Common Stock that the holder of such Company Option would have received had he fully exercised his Company Option immediately prior to the Effective Time (assuming such Company Option was then fully exercisable), subject to the adjustment set forth in Section 2.04 hereof. In furtherance of such amendment, the Company shall also enter into an agreement with each holder of a Company Option in form and substance the same as Schedule 6.08 hereto. Such agreements shall be delivered to Parent within 10 days after the date of execution of this Agreement.

                  SECTION 6.09 Larco  Options.  Within 10 days after the date of execution of this Agreement, the Company shall, if necessary, cause Larco to amend the Larco Plan to provide that upon the Effective Time each Larco Option shall be converted into an option to purchase that number of shares of Parent Common Stock that the holder of such Larco Option would have received had he fully exercised his Larco Option and exchanged his Exchangeable Shares immediately prior to the Effective Time (assuming such Larco Option was then fully exercisable), subject to the adjustment set forth in Section 2.04 hereof. In furtherance of such amendment, the Company shall also cause Larco to enter into an agreement with each holder of a Larco Option in the same form and substance as Schedule 6.09 hereto. Such agreements shall be delivered to Parent within 10 days after the date of execution of this Agreement.

                  SECTION 6.10 Repayment of Debt. At least five (5) days prior to the Closing, the Shareholders shall notify Parent of the amount necessary to repay at the Closing all indebtedness for borrowed money of the Company or any Subsidiary ("Debt"). If Parent elects to repay all Debt at the Closing, Parent will arrange to have representatives of the lender or lenders present to, or will otherwise make provision for, tender to Parent at the Closing evidence of the payment and discharge of the Debt and releases of all security interests on the assets of the Company and the Subsidiaries securing the Debt.

                  SECTION 6.11 SHAREHOLDER AGREEMENTS. THE SHAREHOLDERS SHALL TERMINATE OR AMEND THE STOCKHOLDER AGREEMENTS AND OTHER DOCUMENTS REFERRED TO IN
SCHEDULE 3.02(B)(1), (B)(6) AND (B)(7) IN SUCH A MANNER AS WILL PERMIT CONSUMMATION OF THE TRANSACTIONS AS CONTEMPLATED BY THIS AGREEMENT AND SHALL PROVIDE PARENT COPIES OF DOCUMENTS EFFECTING SUCH TERMINATION OR AMENDMENT PRIOR TO THE DAY OF CLOSING.

                                   ARTICLE VII

                               COVENANTS OF PARENT

                  SECTION 7.01 Conduct of Business Pending the Closing. Except as otherwise provided in this Agreement, or as the Company may otherwise consent to in writing, Parent shall not, pending the Closing, engage in any activity or enter into any transaction which would render inaccurate as of the Closing Date any of its representations and warranties set forth in this Agreement as if such representations and warranties were made at and as of the Closing Date.

                  SECTION 7.02 Access to Information. Upon reasonable notice, Parent shall afford to representatives of the Company, reasonable access, during normal business hours during the period prior to the Effective Time, to its properties, books, contracts, commitments and records and, during such period, shall furnish all other information concerning its business, properties and personnel as Company may reasonably request. The confidentiality and other obligations of the parties referred to in Section 13.04 hereof shall be applicable to all such information. The investigation by and knowledge of the Company and furnishing of information to the Company shall not affect its right to rely on the representations, warranties, covenants and agreements of Parent.

                  SECTION 7.03 Notice of Breach. In the event Parent has actual knowledge prior to the Effective Time that the Company or a Shareholder has breached any of its or his representations or warranties Parent shall give prompt written notice thereof to the Company.

                  SECTION 7.04 Mark Kirkpatrick Employment. Following the Merger, the Company will offer Mark Kirkpatrick ("Kirkpatrick") an employment arrangement pursuant to which he would continue to be employed by the Company at his current salary for at least three months following the Effective Time. If Kirkpatrick continues his employment with the Company for at least three months following the Effective Time, he shall be paid a bonus of one month's salary upon termination of his employment. Nothing in this paragraph will preclude the Company from offering to extend the term of this employment arrangement. Unless Parent notifies the Company in writing that it intends to account for this transaction using the pooling method, all unvested Company Options shall vest upon termination of Kirkpatrick's employment with the Company and shall be exercisable, in whole or in part, at any time within six (6) months of such termination.

                  SECTION 7.05 Compliance with Post-Closing Obligations. Parent will timely comply with its post-closing obligations in this Agreement.

                  SECTION 7.06 Registration of Parent Options. As soon as reasonably practicable following the Closing, Parent will cause the Parent Common Stock to be issued pursuant to Options and Larco Options to be registered with the SEC pursuant to an appropriate Registration Statement.


                                  ARTICLE VIII

                             CERTAIN OTHER COVENANTS

                  SECTION 8.01 Legal Conditions to Merger. Subject to the limitations contained in Section 10.01(b), Company, Parent and the Shareholders will each take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to this Agreement (including furnishing all information (i) required under the HSR Act, the Securities Act and the Exchange Act and (ii) the Certificate of Merger and the Local Approvals and approvals of or filings with any other Governmental Entity and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them in connection with the Merger. Subject to the limitations contained in Section 10.01(b), the Company, Parent and the Shareholders will each take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by Parent or the Company in connection with the Merger or the taking of any action contemplated thereby or by this Agreement or the Related Agreements. Parent and the Company will make their HSR Act filing within one business day after the signing of this Agreement and both agree to seek early termination of the HSR Act waiting period as of the initial HSR Act filing.

                  SECTION 8.02 Pooling of Interests. The Company, Parent and the Shareholders will each use all commercially reasonable efforts to cause the transactions contemplated by this Agreement to be accounted for as a pooling of interests in accordance with GAAP, and such accounting treatment to be accepted by Parent and Parent's independent certified public accountants and, if requested by Parent, the SEC. In that connection each Shareholder, in order to preserve pooling treatment, represents he has not sold or transferred any shares of Company Common Stock or Exchangeable Shares since January 1, 1999 and covenants that to the extent necessary to preserve pooling treatment he will not do so and will not sell or transfer any shares of Parent Common Stock until the financial results covering at least 30 days of the combined operations of the Company and Parent have been published.

                  SECTION 8.03 Tax Treatment. Parent, Sub and the Company each agree to treat the Merger as a reorganization within Section 368(a) of the Code.

                  SECTION 8.04 Escrow Agreement. Each of the Shareholders (including spouses of the Shareholders) and Parent shall enter into an escrow agreement ("Escrow Agreement") with the Escrow Agent (as hereinafter defined) within 10 days after the date hereof on the same terms as are contained in
Schedule 8.04 hereto ("Escrow Agreement").

                  SECTION 8.05 Market Activity. Parent will not repurchase any of its capital stock prior to the Effective Time. Further, Parent shall give the Company written notice of any "road shows" or unusual promotional activities it intends to undertake prior to the Effective Time. The Company and the Shareholders shall not, and shall cause their affiliates not to, make any transactions in securities of Parent or otherwise take any actions that, may adversely affect the market price of Parent Common Stock prior to the Effective Time.

                  SECTION 8.06 Certain Employee Benefit Matters. Parent agrees to the following with respect to any individual who is an employee of the Company or its Subsidiaries on the Closing Date (individually, a "Company Employee", and collectively, the "Company Employees"):

                  (a) Service before the Closing Date which was performed for the Company, a Subsidiary or a predecessor of either by a Company Employee will be treated as service with Parent for purposes of determining eligibility to participate in Parent's employee benefit plans; provided, however, that nothing contained herein shall require Parent to provide for the participation by any Company Employees in any such plan; and

                  (b) Employees affected by subparagraph (a) above who are offered eligibility by Parent in one or more employee benefit plans sponsored by Parent will be eligible to commence participation in such plan(s) as of the relevant entry date defined in each such plan as of which each such Company Employee satisfies all eligibility requirements for that plan.

                  (c) Service before the Closing Date which was performed for the Company, a Subsidiary or a predecessor of either by a Company Employee will be treated as service with Parent for purposes of calculating severance pay under Parent's severance pay plan; provided, however, that such service shall not be credited under the Parent's severance pay plan to the extent that it is taken into account under any other severance arrangement.

                  SECTION  8.07  Consent  of  Lenders.   Parent  agrees  to  use
commercially reasonable efforts to obtain in a timely fashion the consent of the lenders referred to in Section 10.02(f).


                                   ARTICLE IX

                       NON-COMPETITION AND NON-DISCLOSURE

                  SECTION 9.01 Non-competition and Non-disclosure. Following the Closing Date and thereafter:

                  (a) each of Larry Di Stefano and Andy Everett agrees not to, except to the extent limited in Schedule 9.01A, for a period of 5 years following the Closing Date, engage or become interested, directly or indirectly, as owner, employee, partner, through stock ownership (except ownership of less than five percent (5%) of the number of shares outstanding of any securities which are listed for trading on any securities exchange), investment of capital, lending of money or property, rendering of services, or otherwise, whether alone or in association with others, in the operation of any business or enterprise in any way competitive to the business heretofore conducted by the Company or any of its Subsidiaries anywhere in the world;

                  (b) each of Larry Di Stefano and Andy Everett agrees not to solicit or accept orders for goods or services competitive to those heretofore provided or sold by the Company or any of its Subsidiaries from any then or previous customer of the Company or any of its Subsidiaries or otherwise induce or attempt to induce any such customer to reduce such customer's patronage of the Company or any of its Subsidiaries;

                  (c) each of Larry Di Stefano and Andy Everett agrees not to solicit any employee of the Company or any of its Subsidiaries to leave the employ of the Company or any of its Subsidiaries;

                  (d) each of the Shareholders agrees not to use the names "GL", "GL International", "Gaffey", "Larco", "Handling Systems and Conveyors", "HSC", or any variation thereof in any organization or enterprise or business; or

                  (e)  each  of  the   Shareholders   agrees  not  to   divulge,
communicate, or utilize any confidential information of or pertaining to the business of Company or any of its Subsidiaries.

                  The obligations of Larry Di Stefano and Andy Everett under this Section 9.01(a) are expressly subject to the terms of the severance agreements in Schedule 9.01A.

                  SECTION 9.02 Equitable Remedies. Each of the Shareholders specifically acknowledges and agrees that the remedy at law for any breach of any provision of this Article IX will be inadequate and that Parent, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage.

                  SECTION 9.03 Severability. If any provision of this Article IX shall for any reason be held to be excessively broad as to any activity or subject, it shall be construed, by limiting and reducing it, to be enforceable to the extent compatible with applicable law. If any provision in this Article IX shall, notwithstanding the preceding sentence, be held illegal or unenforceable, such illegality or unenforceability shall not affect any other provision of this Article IX but this Agreement shall be construed as if such illegal or unenforceable provision had never been contained herein.

                  SECTION 9.04 No Waiver. The rights of Parent and obligations of the Shareholders set forth in this Article IX are in addition to, and not in lieu of, all other rights and obligations provided by applicable law.

                                    ARTICLE X

                                   CONDITIONS

                  SECTION 10.01 Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of the Company and Parent to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

                  (a) Certain  Approvals.  Other than the filing provided for by
Section 1.01, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity the failure to obtain which would have a material adverse effect on Parent, shall have been filed, occurred or been obtained including, but not limited to, the HSR Act and the Local Approvals (and all applicable waiting periods, if any, including any extensions thereof, under any Applicable Laws, including, but not limited to, the HSR Act, shall have expired or terminated).

                  (b) Absence of Certain Injunctions and Government Actions. There (i) shall not be in effect a temporary restraining order or a preliminary or permanent injunction or other order, decree or ruling by a Governmental Entity which (A) restrains or prohibits the Merger or the consummation of all or any of the other transactions contemplated hereby, or (B) prohibits or restricts the ownership or operation by Parent (or any of its subsidiaries) of any portion of its (or their) or the Company's or any Subsidiary's business or assets which is material to the business of such entities, or compels Parent (or any of its subsidiaries) to dispose of or hold separate any portion of its (or their) or the Company's or any Subsidiary's business or assets which, if required to be disposed of, would be likely to materially diminish the value of the Company or any Subsidiary to Parent, or would be likely to have a material adverse effect on Parent following the Closing, including the Surviving Corporation, or (C) imposes any limitations on the ability of Parent or any of its subsidiaries effectively to control in any material respect the business and operation of the Company or any Subsidiary, or (D) is otherwise reasonably likely to have a material adverse effect on Parent or any of its subsidiaries; or (ii) shall not be pending before any Governmental Entity, any action or proceeding, whether in law or in equity or otherwise, brought by any Governmental Entity which seeks as relief a result described in clause (i) above; or (iii) shall not have been promulgated or enacted by a Governmental Entity a statute, rule, regulation or executive order which has an effect described in clauses (i) (A), (B) or (C) above; provided, however, that (x) the parties shall use their best efforts to litigate against the entry of, or to obtain the lifting of, such temporary restraining order or preliminary or permanent injunction or other governmental action; (y) in no event shall a party be obligated to take or accept or refrain from taking any action if the taking, acceptance or refraining from taking such action is reasonably likely to materially diminish the value of the Company or any Subsidiary to Parent; and (z) the existence of a temporary restraining order as described in clause (i) or the pendency of an action or proceeding as described in clause (ii) shall operate only to delay the Closing until the 30th day following the lifting of such temporary restraining order or the conclusion of such action or proceeding, except that there shall be deemed to be a failure of this condition if such action or proceeding shall not have concluded, the parties agreeing, subject to the other provisions of this Agreement by May 30, 1999, to exercise their best efforts to close as soon as reasonably practicable following the lifting of any such temporary restraining order or the conclusion of any such action or proceeding.

                  SECTION  10.02  Conditions  to  Obligations  of  Parent.   The
obligations of Parent to effect the Merger are subject to the satisfaction of the following conditions unless waived by Parent.

                  (a) Representations and Warranties. The representations and warranties of the Company and the Shareholders set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise provided in this Agreement, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect and such certificate shall be deemed to be a representation and warranty of the Company and the Shareholders only as of the time immediately preceding the Closing.

                  (b) Performance of Obligations of the Company and Shareholders. The Company and the Shareholders shall have performed all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

                  (c) Affiliate Letters. Parent shall have received the letters and agreements contemplated by Section 6.06 hereof.

                  (d) Opinions. Parent shall have received the opinions from counsel to the Company, dated the Closing Date, in substantially the same form and substance as Schedule 10.02(d) hereto.

                  (e) Dissenters. No Shareholders shall have demanded appraisal rights in respect of the Merger and not waived such appraisal rights.

                  (f) Consent of Lenders. At or prior to the Closing Parent shall have received, pursuant to its loan agreements with Fleet National Bank as administrative agent for a syndicate of lenders, Fleet National Bank's consent to this Agreement and the transactions contemplated hereby.

                  (g) Releases. The directors and executive officers of the Company and each Subsidiary shall each have furnished the Company with duly executed general releases of liabilities and obligations of the Company, other than the Company's obligations to provide compensation and employee benefits pursuant to arrangements disclosed in the Schedules hereto. Such releases shall be in the form attached hereto as Schedule 10.02(g).

                  (h) Certain Authorizations. Parent shall have received all permits and other authorizations necessary under the Blue-Sky Laws to issue Parent Common Stock pursuant to this Agreement.

                  (i) Other Closing Documents. Parent shall have received, on and as of the Closing Date, the duly executed Certificate of Merger, the Related Agreements and such other agreements and instruments as Parent shall reasonably request, in each case reasonably satisfactory in form and substance to Parent.

                  (j) Shareholder Approval. This Agreement and the transactions contemplated hereby, shall have been approved and adapted by the affirmation vote of the holders of a majority of the outstanding shares of Company Common Shares.

                  (k) Exchangeable Shares. All of the Exchangeable Shares shall have been exchanged for shares of Company Common Stock.

                  (l) Severance Agreement. Parent shall have received the agreement of Andrew G. Everett and Larry DiStefano to the Severance Agreement attached hereto as Schedule 9.01A.

                  (m) Discharge of Debt. If Parent elects to repay Debt at Closing pursuant to Section 6.10, then upon such payment Parent shall have received from the lender or lenders evidence of payment and discharge of the Debt and releases of all security interests on the assets of the Company and the Subsidiaries securing the Debt in form and substance reasonably satisfactory to Parent.

                  (n) Estoppel Certificates. The Company shall have used all reasonable efforts to obtain from each lessor of the Leased Premises certificates reasonably satisfactory in form and substance to Parent regarding the continuing validity of the leases of the Leased Premises and the absence of any breach or basis for termination thereof.

                  SECTION 10.03 Conditions of Obligations of the Company and the Shareholders. The obligation of the Company and the Shareholders to effect the Merger is subject to the satisfaction of the following conditions unless waived by the Company:

                  (a) Representations and Warranties. The representa-tions and warranties of Parent set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as through made on and as of the Closing Date, except as otherwise provided by this Agreement, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer and the chief financial officer of Parent to such effect and such certificate shall be deemed to be a representation and warranty of Parent only as of the time immediately preceding the Closing.

                  (b) Performance of Obligations of Parent. Parent shall have performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer and the chief financial officer of Parent to such effect.

                  (c) Opinion. The Company shall have received an opinion from Phillips, Lytle, Hitchcock, Blaine & Huber LLP, counsel to Parent, dated the Closing Date, in substantially the same form and substance as Schedule 10.03(c) hereto.

                  (d)  Registration  Agreement.   The  Shareholders  shall  have
received the Registration Agreement duly executed by Parent on substantially the same terms as set forth in Schedule 10.03(d) hereto.

                  (e) Other Closing Documents. The Company shall have received, on and as of the Closing Date, the duly executed Certificate of Merger, the Related Agreements and such other agreements and instruments as the Company shall reasonably request, in each case reasonably satisfactory in form and substance to the Company.

                                   ARTICLE XI

                            TERMINATION AND AMENDMENT

                  SECTION 11.01 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the Shareholders of the
Company:

                  (a)  by mutual consent of Parent and the Company;

                  (b) by Parent (i) if there has been a breach of any representation, warranty, covenant or agreement on the part of the Company or the Shareholders set forth in this Agreement, or (ii) if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and non-appealable;

                  (c) by the Company (i) if there has been a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or (ii) if any permanent injunction or other order of a court or other competent authority preventing the consummation of the merger shall have become final or nonappealable;

                  (d) by either Parent or the Company if the Merger shall not have been consummated on or before May 30, 1999;

                  (e) by Parent if any required approval of the Shareholders of the Company shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of Shareholders or at any adjournment thereof however, such termination shall not relieve the Company or any of the Shareholders of any liability for violation of this Agreement or any of the Related Agreements.

                  (f) by Parent if, since December 31, 1998, there has been a materially adverse change in the financial condition, operations, business or prospects of the Company;

                  (g) by the Company if, since December 31, 1998, there has been a materially adverse change in the financial condition, operations, business or prospects of Parent.

                  SECTION 11.02 Effect of Termination. In the event of a termination of this Agreement by either the Company or Parent as provided in
Section 11.01, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent or the Company or their respective officers or directors or the Shareholders, EXCEPT (a) with respect to the penultimate sentence of Section 7.02 and Section 6.07 and (b) to the extent that such termination results from the breach by a party hereto of any of its representations and warranties or a breach of its covenants or agreements set
forth  in  this  Agreement  or  the  Related  Agreements.   Notwithstanding  the
foregoing, but subject to clause (a) of this Section 11.02 any party who terminates this Agreement as a result of an unintentional breach by another party of a representation, warranty, covenant or agreement shall have no further remedy with respect thereto. Nothing in this Section 11.02 shall preclude the availability of equitable relief.

                  SECTION 11.03 Amendment. This Agreement may be amended by Parent and the Company, by action duly taken or authorized, at any time before or after approval of the matters presented in connection with the Merger by the Shareholders or the Shareholders of Parent, but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of Parent and the Company.

                  SECTION 11.04  Extension; Waiver.

                  (a) Parent. At any time prior to the Effective Time, Parent, by action duly taken, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto and (iii) waive compliance of the other parties hereto with any of the agreements or conditions contained herein.

                  (b) The Company. At any time prior to the Effective Time, the Company, by action duly taken, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of Parent,
(ii) waive any inaccuracies in the representations and warranties of Parent contained herein or in any document delivered pursuant hereto and (iii) waive compliance of Parent with respect to any of the agreements or conditions contained herein.

                  (c) Form of Waiver or Extension. Any agreement on the part of Parent or the Company hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party and no party can assert a claim with respect to a matter so waived, it being understood that all Shareholders shall be deemed to have no rights with respect to any matter waived by the Company.

                                   ARTICLE XII

                          SURVIVAL AND INDEMNIFICATION

                  SECTION  12.01   Survival  of   Representations,   Warranties,
Covenants and Agreements.

                  (a) Survival. The representations, warranties, covenants, agreements and undertakings of the Company, Larco, the Shareholders and Parent in this Agreement, the Related Agreements and in any instrument delivered pursuant to this Agreement and all rights of Parent, Sub and the Surviving Corporation and the Shareholders with respect thereto shall survive the Closing and the Merger and continue except to the extent otherwise provided in this
Article XII.

                  (b)(i) Indemnity Obligations of the Shareholders. Following the Closing, each of the Shareholders hereby agrees to indemnify and hold Parent and Sub harmless from and against, and to reimburse Parent and Sub for or in respect of, any and all losses, damages, deficiencies, liabilities, claims, economic injury, obligations, expenses (including, without limitation, all out-of-pocket expenses, reasonable investigation expenses and reasonable fees and disbursements of accountants and counsel), net of any tax benefit actually realized and any insurance proceeds and other third party reimbursement actually received (which Parent agrees in both cases to use its best efforts to pursue if reasonably available), suffered or incurred by Parent or Sub (collectively, "Parent Damages") arising out of, based upon, or by reason of (A) any breach of any representation or warranty of the Company or any of the Shareholders which is contained in this Agreement, or in any Schedule or certificate delivered pursuant thereto; (B) any breach or nonfulfillment of, or any failure to perform, any of the covenants, agreements or undertakings of the Company, Larco or any of the Shareholders which are contained in or made pursuant to this Agreement, which, as to the Company or Larco, occur prior to the Effective Time; or (C) any claim for indemnification or advances made by any person by reason of his service as an officer or director of the Company or any Subsidiary or any predecessor against the Company or any Subsidiary. In order to provide for Shareholders Indemnification Threshold and Parent's Indemnification Threshold (each as hereafter defined), the parties agree that for the purposes of this
Article XII a representation shall be deemed false and a warranty, agreement, covenant or undertaking shall be deemed breached or not fulfilled if the same would have been false, breached or not fulfilled had the representation, warranty, agreement, covenant or undertaking not been qualified by the words "material", "materially", "in all material respects" or words of similar import.

                  (b)(ii) Indemnity Obligations of Parent. Following the Closing, Parent hereby agrees to indemnify and hold the Shareholders harmless from and against, and to reimburse the Shareholders for or in respect of, any and all losses, damages, deficiencies, liabilities, claims, economic injury, obligations, expenses (including, without limitation, all out-of-pocket expenses, reasonable investigation expenses and reasonable fees and disbursements of accountants and counsel), net of any tax benefit actually realized and any insurance proceeds and other third party reimbursement actually received (which Shareholders agree in both cases to use their best efforts to pursue, if reasonably available) (collectively "Shareholder Damages") suffered or incurred by the Shareholders arising out of, based upon, or by reason of (A) any breach of any representation or warranty of Parent which is contained in this Agreement or (B) any breach or non-fulfillment of, or any failure to perform, any of the covenants, agreements or undertakings of Parent in this Agreement. Any amounts owed by Parent to the Shareholders under this Article XII shall be allocated among them in accordance with their proportionate share ("Proportionate Share") as set forth in Schedule 12.01(b)(ii) hereto.

                  (c)(i) Certain Limitations on Shareholders' Indemnification Obligations. Subject to the remaining provisions of this Section 12.01(c)(i), notwithstanding anything to the contrary herein, any claim by Parent or Sub against the Shareholders under Article XII of this Agreement for breach of representation or warranty (other than for breach of the Unlimited Warranties, as hereafter defined), shall be payable by the Shareholders only in the event and to the extent that the accumulated amount of Parent Damages, for breaches of representations or warranties shall exceed $925,000 in the aggregate (the "Shareholders' Indemnification Threshold"); and that at such time as the aggregate amount of Parent Damages for breaches of representations or warranties shall exceed the Shareholders' Indemnification Threshold, the Shareholders shall thereafter be liable on a dollar-for-dollar basis for the full amount of all Parent Damages, for breach of representation or warranty, in excess of the Shareholders' Indemnification Threshold, it being the intention of the parties that the initial $925,000 of Parent Damages excluded by reason of the Shareholders' Indemnification Threshold would not be recoverable against the Shareholders but would be borne by Parent. In no event shall the Shareholders' aggregate liability for Parent Damages, for breach of representations and warranties (other than for breach of the Unlimited Warranties), exceed $3,000,000 ("Ceiling Amount").

                  The liability of any Shareholder for a breach of a representation or warranty contained in Article V (the "Unlimited Warranties") shall not be subject to the Shareholders' Indemnification Threshold, shall not count against the Shareholders' Indemnification Threshold and shall not be limited by the Ceiling Amount. No Shareholder shall have any liability for a breach of any representation or warranty or covenant contained in Article V by any other Shareholder, it being the intention of the parties that the representations and warranties and covenants in Article V are being made severally and not jointly and severally.

                  Subject to the immediately preceding paragraph no Shareholder shall be liable for more than such Shareholder's Proportionate Share of Parent Damages.

                  (c)(ii) Certain Limitations on Parent's Indemnification Obligations. Subject to the remaining provisions of this Section 12.01(c)(ii), notwithstanding anything to the contrary herein, any claim by the Shareholders against Parent under Article XII of this Agreement shall be payable by Parent only in the event and to the extent that the accumulated amount of Shareholder Damages for breach of representation or warranty shall exceed in the aggregate the amount of $925,000 (the "Parent's Indemnification Threshold"); and that at such time as the aggregate amount of Shareholder Damages for breach of representation or warranty shall exceed the Parent's Indemnification Threshold, Parent shall thereafter be liable on a dollar-for-dollar basis for the full amount of all Shareholder Damages, for breach of representation or warranty, in excess of the Parent's Indemnification Threshold, it being the intention of the parties that the initial $925,000 of Shareholder Damages excluded by reason of the Parent's Indemnification Threshold would not be recoverable against Parent but would be borne by the Shareholders. In no event shall Parent's aggregate liability for Shareholder Damages, for breach of representations and warranties, exceed $3,000,000.

                  (d) Duration. Except in respect of any claims for breach of representation or warranty as to which a notice of claim for Shareholders Damages or Parent Damages shall have been given prior to the First Anniversary of the Effective Time, all representations and warranties contained in Articles III and IV and all rights with respect thereto shall expire on the First Anniversary of the Effective Time.

                  (e) Indemnification Procedures. In the event that subsequent to the Effective Time any person or entity entitled to indemnification under this Agreement (an "Indemnified Party") receives notice of the assertion of any claim, or of the commencement of any action or proceeding by any person who is not a party to this Agreement or an Affiliate of a party (a "Third Party Claim") against such Indemnified Party, against which a party to this Agreement is required to provide indemnification under this Agreement (an "Indemnitor"), the

Indemnified Party shall give written notice thereof together with a statement of any available information regarding such claim to the Indemnitor within thirty
(30) days after receiving written notice of such claim (or within such shorter time as may be necessary to give the Indemnitor a reasonable opportunity to respond to and defend such claim). The Indemnitor shall have the right, upon written notice to the Indemnified Party (the "Defense Notice") within thirty
(30) days after receipt from the Indemnitor of notice of such claim, to conduct at its expense the defense against such claim in its own name, or if necessary in the name of the Indemnified Party; provided, however, that the Indemnified Party shall have the right to approve the defense counsel selected by the Indemnitor, which approval shall not be unreasonably withheld, and in the event the Indemnitor and the Indemnified Party cannot agree upon such counsel within ten days after the Defense Notice is provided, then the Indemnitor shall propose an alternate defense counsel, who shall be subject again to the Indemnified Party's reasonable approval. The Indemnified Party shall take all action reasonably necessary to preserve all rights and defenses of the Indemnitor until the earlier of: (i) the Indemnitor's assumption of the defense of such claim, or
(ii) thirty (30) days after the Indemnitor's receipt of the notice of the Third Party Claim.

                  In the event that the Indemnitor shall fail to give the Defense Notice, it shall be deemed to have elected not to conduct the defense of the subject claim, and in such event the Indemnified Party shall have the right to conduct such defense in good faith. If an offer is made to settle such subject claim, and the Indemnified Party desires to accept and agree to such offer, the Indemnified Party will give written notice to the Indemnitor to that effect. The Indemnitor must either consent to such firm offer within fifteen
(15) calendar days after its receipt of such notice, or the Indemnitor must assume the contest or defense of such claim;and in the event that the Indemnitor does not consent to such firm offer and assumes the contest or defense of such claim, then the maximum liability of the Indemnified Party as to such claim will not exceed any amount that the Indemnified Party would have had to pay under such settlement offer and the balance of any such claim shall be borne by the Indemnitor regard-less of any limitations imposed under subsection (c)(i) or
(c)(ii), as the case may be, and any Parent Damages or Shareholder Damages, as the case may be, in excess of such settlement offer shall not count towards the limitations set forth in subsection (c)(i) or (c)(ii), as the case may be. The Indemnitor will not enter into any settlement of such claim, if as a result of such settlement or cessation, (i) injunctive or other equitable relief would be imposed against the Indemnified Party, (ii) such settlement or cessation would lead to liability or create any financial or other obligation on the part of the

Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder, (iii) such settlement includes a written admission of guilt, or (iv) such settlement results in a material interference with the business, operations, assets or condition (financial or otherwise) of the Indemnified Party, unless any of the consequences described in (i), (ii), (iii) or (iv) above was part of, or was included in, the original settlement offer.

                  In the event that the Indemnitor does elect to conduct the defense of the subject claim, the Indemnified Party will cooperate with and make available to the Indemnitor such assistance and materials as may be reasonably requested by it, all at the expense of the Indemnitor, and the Indemnified Party shall have the right at its expense to participate in the defense assisted by counsel of its own choosing and at its own expense, provided that the Indemnified Party shall have the right to compromise and settle the claim only with the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed. Without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld or delayed, the Indemnitor will not enter into any settlement of any Third Party Claim or cease to defend against such claim, if pursuant to or as a result of such settlement or cessation, (i) injunctive or other equitable relief would be imposed against the Indemnified Party, (ii) such settlement or cessation would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder,
(iii) such settlement includes a written admission of guilt, or (iv) such settlement results in a material interference with the business, operations, assets or condition (financial or otherwise) of the Indemnified Party.

                  The Indemnitor shall not be entitled to control, and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of any claim to the extent that claim seeks an order, injunction or other equitable relief against the Indemnified Party which, if successful, could materially interfere with the business, operations, assets, condition (financial or otherwise) or prospects of the Indemnified Party (and the reasonable cost of such defense shall constitute an amount for which the Indemnified Party is entitled to indemnification hereunder). If an offer is made to settle a Third Party Claim, which offer the Indemnitor is not permitted to settle under this Section without the consent of the Indemnified Party, and the Indemnitor desires to accept and agree to such offer, the Indemnitor will give written notice to the Indemnified Party to that effect. If the Indemnified Party fails to consent to such firm offer within 15 calendar days after its receipt of such notice, the Indemnified Party shall continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnitor as to such Third Party Claim will not exceed the amount of such settlement offer and without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed, the Indemnified Party will not enter into any settlement of any Third Party Claim or cease to defend against such claim, if pursuant to or as a result of such settlement or cessation, (i) injunctive or other equitable relief would be imposed against the Indemnitor, (ii) such settlement includes a written admission of guilt, or (iii) such settlement results in a material interference with the business, operations, assets or condition (financial or otherwise) of the Indemnitor, unless such consequence described in (i), (ii) or
(iii) above was part of, or was included in, the original settlement offer.

                  Any judgment entered or settlement agreed upon in the manner provided herein shall be binding upon the Indemnitor and Indemnified Party, if necessary, and each party will comply with such settlement.

                  The Indemnitor shall be subrogated to the Indemnified Party's rights of recovery to the extent of any Parent Damages or Shareholder Damages, as the case may be, reimbursed by the Indemnitor. The Indemnified Party shall execute and deliver such instruments and papers as are necessary to assign without recourse such rights and assist in the exercise thereof, including access to books and records of such party.

                  (f) Remedies. With the exception of contribution and cost recovery actions authorized under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USCA 9601, ET. SEQ., as amended, and similar state laws, each party hereto shall not be liable or responsible in any manner whatsoever to the other party, whether for indemnification or otherwise, with respect to any matter arising out of the representations, warranties or covenants of this Agreement or any Schedule hereto or any opinion or certificate delivered in connection herewith except for (i) equitable relief, (ii) pursuant to remedies expressly provided for elsewhere in this Agreement and (iii) indemnification and other rights provided in this Article XII, all of which provide the exclusive remedy of the parties hereto after the Effective Time. Nothing in this Agreement shall operate to limit any remedies of the parties with respect to any breach or violation of any of the Related Agreements.

                  (g) Appointment of Representative. Each of the Shareholders hereby appoints Marshall B. Payne as such Shareholder's exclusive agent to act on such Shareholder's behalf with respect to any and all claims arising under this Agreement. In such representative capacity, Marshall B. Payne or any person who shall succeed him in such representative capacity is sometimes referred to in this Agreement as the "Representative." The Representative shall take, and the Shareholders agree that the Representative shall take, any and all actions which such Representative believes are necessary or appropriate under this Agreement for and on behalf of the Shareholders, as fully as if the Shareholders were acting on their own behalf, including, without limitation, defending, consenting to, compromising or settling all claims for Parent Damages or Shareholder Damages, conducting negotiations with Parent and its representatives regarding such claims, taking any and all actions specified in or contemplated by Article XII of this Agreement and engaging counsel, accountants or other representatives in connection with the foregoing matters provided however, on any matter for which a Shareholder is solely liable, such as a breach of Article V, such Shareholder may elect to represent himself or herself alone, outside this Section 12.01(g). Parent shall have the right to rely upon all actions taken or omitted to be taken by the Representative pursuant to this Agreement, all of which actions or omissions shall be legally binding upon each of the Shareholders. In the event of a dispute among the Shareholders with respect to any action to be taken by the Representative on the Shareholders' behalf, the Representative shall be fully entitled to act as directed by the Shareholders who received a majority of the Parent Common Stock included in the Merger Consideration and such action of the Representative shall be binding on all Shareholders.

                           (i)  Each Shareholder hereby authorizes and  empowers
the Representative to execute any other notice, waiver, or other direction required hereunder on behalf of such Shareholder pursuant to this Agreement.

                           (ii) The Shareholders  jointly and severally agree to
indemnify and save the Representative harmless from all loss, cost, damages, fees and expenses, including, but not limited to attorney's fees and court costs suffered or incurred by the Representative in connection with this Agreement other than as a result of the Representative's own gross negligence or wilful misconduct.

                           (iii) The Shareholders  agree that the Representative
shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, opinion of counsel, authorization, power of attorney or other paper or document which the Representative in good faith believes to be
(a) genuine and what it purports to be and (b) in compliance with the terms of this Agreement.

                           (iv) The Shareholders  agree that the  Representative
shall not be liable to the Shareholders for anything which the Representative may do or refrain from doing in connection herewith, except the Representative's own gross negligence or willful misconduct.

                           (v) The Representative may consult with legal counsel
in the event of any dispute or question as to the construction of any of the provisions hereof or the Representative's duties hereunder, and the Representative shall incur no liability and shall be fully protected in acting in accordance with this Agreement and the reasonable opinion and instructions of such counsel.

                           (vi) The Representative's  duties are not intended to
create any fiduciary or other duty on the part of the Representative with respect to the Shareholders. The Representatives has no implied duties to the Shareholders.

                           (vii) The  Shareholders  shall be responsible for all
costs or expenses of the Representative.

                  (h) Arbitration. Notwithstanding anything herein to the contrary, in the event that there shall be a dispute among the parties after the Closing concerning the obligations of the parties under this Article XII, the parties agree that such dispute shall be submitted to binding arbitration in New York City, New York before a single arbitrator jointly agreed to by the parties, in accordance with the rules of the American Arbitration Association. Any award issued as a result of such arbitration shall be final and binding between the parties thereto, and shall be enforceable by any court having jurisdiction over the party against whom enforcement is sought.

                  (i) Escrow. Parent and the Shareholders acknowledge that, out of the shares of Parent Common Stock to be issued to the Shareholders in the Merger, the Exchange Agent on behalf of the Shareholders shall and is hereby authorized by and on their behalf as their agent to deposit into escrow, with the Escrow Agent named in the Escrow Agreement, a number of shares equal to 5% of the Preliminary Aggregate Merger Consideration (such deposit, being referred to as the "Escrow Deposit"), with each Shareholder being deemed to have received such shares of Parent Common Stock and having thereupon transferred into such Escrow Deposit that number of shares of Parent Common Stock (rounded to the nearest whole number of shares of Parent Common Stock to eliminate any fractional shares) equal to such Shareholder's Proportionate Share of the Escrow Deposit. The Shareholders authorize the Exchange Agent to register such Shares of Parent Common Stock in the name of the Escrow Agent. Other than with respect to a Shareholder's Unlimited Warranties, Parent and the Shareholders agree that

Parent Damages shall be satisfied first out of the shares of Parent Common Stock held in the Escrow Deposit, as further provided under the terms of the Escrow Agreement. For purposes hereof, each share of Parent Common Stock returned to Parent in settlement of any Parent Damages under the Escrow Agreement shall be valued at the Closing Market Price. At such time as the aggregate amount of Parent Damages which have been definitively resolved in favor of Parent shall exceed the value of Parent Common Stock then remaining in the Escrow Deposit, each of the Shareholders shall thereafter be jointly and severally liable to Parent for the amount of such excess (for purposes hereof, an "Excess Claim"), subject to the limitations herein. Any liability of the Shareholders for Parent Damages for an Excess Claim may be satisfied by the Shareholder either through
(A) the delivery of shares of Parent Common Stock to Parent, such shares to be valued as set forth above or (B) a cash payment to Parent equal to the amount of the Excess Claim.

                           (i)      Environmental Reports.  Notwithstanding any-
thing to the contrary in this Agreement, neither Parent, Sub, nor anyone claiming through Parent or Sub shall be entitled to make any claim against the Shareholders with respect to the environmental matters disclosed in the Environmental Reports and no amounts incurred in connection with such environmental matters will count against the Shareholders' Indemnification Threshold.


                                  ARTICLE XIII

                                  MISCELLANEOUS

                  SECTION 13.01 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                           if to Parent or Sub, to
                           Columbus McKinnon Corporation
                           140 James Audubon Parkway
                           Amherst, New York  14228
                           Attention:  Robert L. Montgomery, Jr.

                           with a copy to

                           Frederick G. Attea, Esq.
                           Phillips, Lytle, Hitchcock, Blaine & Huber LLP 3400 Marine Midland Center
                           Buffalo, New York  14203

                           and

                           if to the Company, to

                           G.L. International Inc.
                           2350 Airport Freeway, Suite 380
                           Bedford, Texas  76022
                           Attention:  Andy Everett

                           with a copy to

                           Richard L. Waggoner, Esq.
                           Gardere & Wynne, L.L.P.
                           1601 Elm Street
                           Suite 3000
                           Dallas, Texas  75201

                           If to the Representative, to

                           Marshall B. Payne
                           500 Crescent Court
                           Suite 250
                           Dallas, Texas   75201

                           with a copy to

                           Richard L. Waggoner, Esq.
                           Gardere & Wynne, L.L.P.
                           1601 Elm Street
                           Suite 3000
                           Dallas, Texas  75201


                  SECTION 13.02 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". For purposes of this Agreement (i) the Company shall be deemed to "know", "have knowledge of" or "best knowledge of" any matter known by an executive officer or Shareholder of the Company; and (ii) Parent shall be deemed to "know", "have knowledge of" or "best knowledge of" any matter known by an executive officer or Shareholder of Parent.

                  SECTION 13.03 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                  SECTION 13.04 Entire Agreement; No Third Party Beneficiaries; Schedules. This Agreement (including the documents and the instruments referred to herein or reasonably contemplated hereby) and the Confidentiality Agreement dated April 27, 1998 entered into by Parent and the Company (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) are not intended to, and shall not, confer upon any person other than the parties hereto any rights or remedies hereunder. Inclusion of or reference to matters in a schedule does not constitute an admission of what is material or the materiality of such matter.

                  SECTION 13.05 Action by the Shareholders. The Shareholders hereby irrevocably authorize and appoint the Representative as their agent and attorney who may on behalf of the Shareholders make any amendments or modifications of this Agreement and all other agreements and documents contemplated hereby and to waive inaccuracies of representations and warranties or performance or compliance with any of the provisions herein contained that such agent believes in such agent's sole discretion, to be in the best interest of the Shareholders.

                  SECTION 13.06 Governing Law. This Agreement shall be governed and construed in accordance with the internal laws of the State of New York without regard to any applicable conflicts of law.

                  SECTION 13.07 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Parent may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly-owned subsidiary of Parent or to any person to whom it transfers by operation of law; agreement or otherwise a substantial portion of the business or assets of the Company. Any purported assignment or delegation in violation of this Section 13.07 shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  SECTION 13.08 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, to the end that the transactions contemplated by this Agreement are consummated to the extent possible.

                  SECTION 13.09 Publicity. Parent and the Company shall promptly consult with each other as to the form and substance thereof prior to the release or issuance of any press release or other public disclosure related to this Agreement, the Merger or any other transactions contemplated hereby. The Shareholders, Parent and the Company agree not to release or issue any such press release or other public disclosure without the approval of the Company and Parent unless otherwise required by applicable law.

                  SECTION 13.10 Enforcement of the Agreement. The parties hereto agree that irreparable damage would result in the event that any provision of this Agreement is not performed in accordance with specific terms or is otherwise breached. It is accordingly agreed that the parties hereto will be entitled to equitable relief including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof.

                  Section 13.11 Consent To Jurisdiction. Except as otherwise provided in Section 12.01(h), any action, suit or proceeding arising out of or relating to this Agreement or any of the Related Agreements may be brought in any Supreme Court of the State of New York or in any United States District Court in New York, in each case having situs in New York City and each of the Shareholders, the Company and Parent hereby irrevocably submits to the exclusive jurisdiction of any of such courts for the purpose of any such action, suit or proceeding (or if any such court refuses to exercise jurisdiction, such suit may be commenced in any other court that will assert jurisdiction. Each of the Shareholders hereby irrevocably appoints the firm of Gardere & Wynne, L.L.P., with an office at 1601 Elm Street, Suite 3000, Dallas, Texas 75201, as such

Shareholder's agent to receive on behalf of such Shareholder and such Shareholder's property, service of copies of the summons and complaint and any other process which may be served in any such action, suit or proceeding or any arbitration proceeding as provided in Section 12.01(h) hereto. Such service may be made by mailing or delivering a copy of such process to such firm at such firm's above address, and each Shareholder hereby irrevocably authorizes and directs each such firm to accept such service on such Shareholder's behalf. If and to the extent that service of any summons, complaint or other process cannot for any reason be effected upon such firm as herein above provided, each Shareholder further irrevocably consents to the service of any and all process in any such actions, suit, proceeding or arbitration by the mailing of copies of such process to such Shareholder in the same manner specified in Section 13.01 of this Agreement for the giving of notices. Nothing in this Section shall affect the right of Parent, Sub or Surviving Corporation to serve legal process in any other manner permitted by law or affect the right of Parent, Sub or Surviving Corporation to bring any action, suit or proceeding against any such Shareholder or such Shareholder's properties in the courts of any other jurisdiction.

                     [rest of page intentionally left blank]

                  IN WITNESS WHEREOF, each of the parties hereto have duly executed this Agreement as of the date first above written.

                          COLUMBUS McKINNON CORPORATION


                          By /s/ Robert L. Montgomery
                             ------------------------
                             Robert L. Montgomery, Executive
                               Vice President


                          GL DELAWARE, INC.


                          By /s/ Robert L. Montgomery
                             ------------------------
                             Robert L. Montgomery, Treasurer


                          G. L. INTERNATIONAL INC.


                          By /s/ Larry Di Stefano
                             ------------------------
                             Larry Di Stefano, President


                         LARCO INDUSTRIAL SERVICES, LTD.


                         By /s/ Larry Di Stefano
                            ----------------------------
                            Larry Di Stefano, President


                         SHAREHOLDERS:

                         GL PARTNERS, L.P.
                         By Cardinal Holding Corporation
                         Sole General Partner


                        By: /s/ Marshall B. Payne
                            ----------------------------
                            Marshall B. Payne, President

                            /s/ Andy Everett
                            ----------------------------
                            Andy Everett

                            /s/ Larry DiStefano
                            ----------------------------
                            Larry DiStefano

                            /s/ Dominic Stefano
                            ----------------------------
                            Dominic DiStefano

                            /s/ Steven DiStefano
                            ----------------------------
                            Steven DiStefano

                            /s/ Cesare Cagnin
                            ----------------------------
                            Cesare Cagnin